    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1998
                                                          REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                         CONSUMER NET MARKETPLACE, INC.

               (Exact Name of Issuer as specified in its Charter)

          CALIFORNIA                         4825                  95-4580601
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                      1900 LOS ANGELES AVE., SECOND FLOOR
                         SIMI VALLEY, CALIFORNIA 93065
                                 (805) 520-7170
         (Address and Telephone Number of Principal Executive Offices)

               FREDRICK RICE, CHAIRMAN OF THE BOARD OF DIRECTORS
                         CONSUMER NET MARKETPLACE, INC.
                      1900 LOS ANGELES AVE., SECOND FLOOR
                         SIMI VALLEY, CALIFORNIA 93065
                                 (805) 520-7170
           (Name, address and telephone number of agent for service)

                           --------------------------

                                   COPIES TO:

                            RICHARDSON & ASSOCIATES
                            MARK J. RICHARDSON, ESQ.
                             LAURA D. MURTAGH, ESQ.
                          1299 OCEAN AVENUE, SUITE 900
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 393-9992

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO        PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED       OFFERING PRICE      OFFERING PRICE     REGISTRATION FEE
Common Stock.........................      3,596,577             $14.00           $50,352,078          $14,853.86
Outstanding Common Stock.............       403,423              $14.00            $5,647,922          $1,666.14
Total................................      4,000,000                              $56,000,000          $16,520.00

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 8, 1998

PROSPECTUS

                                     [LOGO]

                         CONSUMER NET MARKETPLACE, INC.

                        4,000,000 SHARES OF COMMON STOCK
                               ------------------

    Consumer Net Marketplace, Inc., a California Corporation ("CNM" or the "Company") is a full service Internet Service Provider ("ISP") and Internet Presence Provider ("IPP"). As an ISP, the Company offers dial-up access to the Internet as well as ISDN, frame relay, IDSL, and many other DSL products and services. As an IPP, the Company provides Web hosting and creation, virtual domain hosting, co-location services, technical support, and training. The Company is focused on providing complete individual and business products and services over the Internet. Additionally, the Company is currently implementing the equipment and software necessary to provide Voice over Internet Protocol ("VoIP"). See "BUSINESS."

    The shares covered by this Prospectus are comprised of (i) 3,596,577 shares of the Common Stock (the "Shares") of CNM and (ii) an aggregate of 403,423 outstanding shares of Common Stock (the "Outstanding Shares") which were issued to several investors in a private placement and to an officer and director of the Company (collectively, the "Shareholders"). See "SELLING SECURITY HOLDERS."

    This is the Company's initial public offering. No public market currently exists for the Company's shares. The offering price may not reflect the market price of the Company's shares after the offering. The Company will not receive any proceeds from the sale of the Outstanding Shares.

    The Company will apply to have its Common Stock approved for quotation on the Nasdaq Small Cap Market under the trading symbol "CNMN" if the Company raises sufficient net proceeds from this offering to satisfy the listing requirements of the Nasdaq Small Cap Market. See "RISK FACTORS--No Public Market for Common Stock."

                                                                            UNDERWRITING
                                                                           DISCOUNTS AND        PROCEEDS TO
                                                      PRICE TO PUBLIC      COMMISSIONS(1)         COMPANY
Per Share..........................................        $14.00                $0             $50,352,078
Per Outstanding Share..............................        $14.00                $0                  $0
Total..............................................          --                  $0             $50,352,078

    THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS."
                             ---------------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
    COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED
      IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
------------------------

(1) No Underwriters are involved in the offer or sale of the Shares or the Outstanding Shares at this time. The Shares and Outstanding Shares of Common
     Stock are offered by the officers, directors and employees of the Company on a best efforts basis. No selling commissions will be paid to the officers, directors or employees of the Company for Shares or Outstanding Shares sold by them. The Shares and Outstanding Shares may also be offered and sold on a best efforts basis by registered broker-dealers selected by the Company who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Company may pay selling commissions to firms that are members of the NASD for Shares or Outstanding Shares sold by them. As of the date of this Prospectus, no selling agreements have been entered into by the Company with broker-dealer firms. See "PLAN OF DISTRIBUTION."

                               PROSPECTUS SUMMARY

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES TO THE FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                  THE COMPANY

    Consumer Net Marketplace, Inc., a California corporation (the "Company" or "CNM"), commenced operations in January 1996 and was incorporated in May 1996. The Company is currently in the process of implementing a major expansion of its technical capability and infrastructure. Since March 1998, CNM has recruited several high level computer engineers and systems analysts who have established the Company as a full service Internet Service Provider ("ISP") and Internet Presence Provider ("IPP"). See "MANAGEMENT." In June 1998, the Company relocated to over 7,200 square feet of space enabling CNM to install and operate a highly secure data and telecommunications facility and to accommodate the new CNM headquarters. See "BUSINESS--Facilities." As an Internet Service Provider, the Company offers reliable, fast, and inexpensive dial-up access to the Internet for businesses and individuals as well as ISDN, frame relay, Digital Subscriber Lines ("DSL") and many other DSL products and services. The Company also provides Web hosting and creation, virtual domain hosting, co-location services, technical support, and training.

    The Company operates a high capacity OC12x3 ATM SONET that is linked directly to the Internet backbone. The Company is currently implementing the equipment and software necessary to provide Voice over Internet Protocol ("VoIP"). This equipment, along with Ascend GRF 1600 routers, Ascend Max TNTs, Ascend Max 6000s, Ascend GRF 400 routers, and CBX 500 ATM switches enables CNM to provide data communications and quality of service ("QOS") voice telecommunications. Through access arrangements with competitive local exchange carriers ("CLECs"), the Company is installing its switching equipment in several "Points of Presence" ("POPs") to expand its telecommunications network, initially in California and subsequently on a national basis. The Company plans to implement additional POPs in other countries that would enable the Company to provide Internet services and VoIP to customers on a global basis.

    CNM provides two levels of service. These services are classified as "Personal" and "Business." Personal Services are defined as services designed and implemented for the individual user. Business Services are defined as services designed and implemented for business owners, executives, and employees. Through relationships established by CNM with Ascend Communications, ICG Telecom Group, Inc., Pacific Bell Internet, PacNet, Covad, and other telecommunications companies, the Company will implement both levels of service in Southern California up through Northern California, including San Francisco and Sacramento. The Company's short term plan is to expand coverage of both levels of service on a national basis. The Company's long term plan is to implement these same services on a global basis. Although the Company provides high quality service at low prices for individuals, the Company's primary focus is providing complete business solutions worldwide.

    The Company also developed, owns, and operates the Consumer Net Marketplace shopping mall on the Internet, which has been on-line since September 1996. Consumer Net Marketplace provides information and sources for the purchase of consumer products and services over the Internet in a convenient shopping mall presentation. Since the introduction of the Company's shopping mall, the Company maintains over 1,200 businesses averaging 1,000,000 hits per month by Internet users.

    The Company has developed proprietary software to enable secure commercial transactions (i.e., purchases and sales) to be conducted within the CNM Network-TM- and on other Web sites. The Company has also recently developed a proprietary provisioning system allowing users complete and simplified automation of all the Company's services.

    The Company has recently entered into extensive advertising agreements with Eller Media Company, Advo, Visa Card, Cable Networks and several major Southern California radio stations as well as multiple reseller agreements to conduct the Company's retail marketing program for prospective dial-up and business solution customers. See "BUSINESS--Commerce on the Internet," "BUSINESS--Internet Presence Provider--Web Services" and "BUSINESS--Marketing and Revenues."

    The Company's executive offices are located at 1900 Los Angeles Avenue, Second Floor, Simi Valley, California 93065, (805) 520-7170. The Company's Internet addresses are: WWW.CNMNETWORK.COM, WWW.CONSUMERMARKET.COM, and WWW.CNMINC.COM. The Company's email address is: INFO@CNMNETWORK.COM. Information contained on the Company's World Wide Web site shall not be deemed to be a part of this Prospectus.

                                  THE OFFERING

Type of Security Registered..........................  Common Stock, no par value.

Number of Outstanding Shares of Series 1 Class A
  Common Stock.......................................  6,534,250(2)

Number of Outstanding Shares of Series 1 Class B
  Common Stock.......................................  75,000

Common Stock Offered.................................  3,596,577 shares

Outstanding Common Stock Offered(1)..................  403,423 shares

Common Stock Outstanding after this Offering.........  10,130,827 Shares(2)

Use of Proceeds......................................  To finance enhancements to the
                                                       Company's network infrastructure, to
                                                       fund new service and product
                                                       introductions, to finance protential
                                                       acquistions, and for working capital
                                                       and other general corporate
                                                       purposes.

Proposed Nasdaq Symbol...............................  CNMN

Risk Factors.........................................  The Common Stock offered hereby involves a high degree of risk. See
                                                       "RISK FACTORS."

------------------------

(1) The investors in a prior private placement are offering 10%, and the Chairman and President of the Company is offering 5%, of the shares of the Company's Common Stock owned by them for sale in this offering, which equals a total of 403,423 Outstanding Shares. See "SELLING SECURITY HOLDERS."

(2) Based on shares of Common Stock outstanding as of October 5, 1998. This amount excludes (i) 250,000 shares of Series 1 Class B Common Stock reserved for issuance upon the exercise of options outstanding at an exercise price of $0.50 per share, (ii) 1,970,000 shares of Common Stock reserved for issuance upon the exercise of stock options outstanding under the Company's 1997 Stock Option Plan at an exercise price of $2.00 per share, (iii) 127,500 shares of Common Stock reserved for issuance upon the exercise of stock options outstanding which were granted outside of the Company's 1997 Stock Option Plan, and (iv) 30,000 shares of Common Stock and 100,000 shares of Series 1

    Class B Common Stock reserved for issuance upon the exercise of stock options which may be granted in the future under the Company's 1997 Stock Option Plan. See "CAPITALIZATION," "MANAGEMENT--Stock Option Plan" and "DESCRIPTION OF CAPITAL STOCK." The number of shares of Common Stock outstanding also do not include any shares which may be acquired by Eller Media Company pursuant to its proposed subscription agreement with the Company. See "BUSINESS-- Proposed Agreement with Eller Media Company."

                             SUMMARY FINANCIAL DATA
                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                                                                                   PERIOD FROM
                                        SIX MONTHS ENDED   SIX MONTHS ENDED                        INCEPTION ON
                                          JUNE 30, 1998      JUNE 30, 1997       YEAR ENDED         5/9/96 TO
                                           (UNAUDITED)        (UNAUDITED)     DECEMBER 31, 1997      12/31/96
                                        -----------------  -----------------  -----------------  ----------------
STATEMENT OF OPERATIONS:
Revenues..............................     $    11,713        $     6,916       $      30,697      $     20,828
Loss before income taxes..............        (602,436)            (9,374)         (1,101,605)         (101,699)
Net Loss..............................        (603,236)           (10,174)         (1,102,405)         (102,499)

PER COMMON SHARE DATA:
Net Loss..............................            (.11)              (.00)               (.22)             (.02)
Cash Dividends........................               0                  0                   0                 0
Book Value............................            (.07)              (.02)               (.11)             (.02)
Number of Shares, weighted
  average(1)..........................       5,273,290          5,003,619           5,037,857         5,000,000
BALANCE SHEET DATA:
Total Assets..........................         856,970             45,550              81,973            25,795
Long-Term Debt(2).....................               0                  0                   0                 0
Shareholders' Equity..................        (385,040)          (112,173)           (542,404)         (101,999)

------------------------

(1) Includes 75,000 shares of Series 1 Class B Common Stock. See "DESCRIPTION OF CAPITAL STOCK."

(2) Does not include a noninterest-bearing promissory note in the principal amount of $500,000 payable on demand by the Company to Consumer Net Partners, an affiliated California general partnership. See
    "BUSINESS--Previous Financing and Development Arrangement."

                                  RISK FACTORS

    Investing in CNM's Shares is risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.

CAUTIONARY STATEMENTS

    This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the risk factors below and elsewhere in this Prospectus. Important factors that may cause actual results to differ from projections include, for example:

    - adverse economic conditions

    - intense competition, including entry of new competitors and products

    - adverse federal, state and local government regulation

    - inadequate capital to operate its business

    - unexpected costs and operating deficits

    - lower sales and revenues than forecast

    - inability to develop marketable products and services

    - technological obsolescence and other problems relating to the Company's products and services

    - loss of customers or inability to attract new business or individual customers

    - inability to establish consumer confidence in conducting transactions on the Internet

    - price competition forcing the Company's prices down

    - inability to upgrade and develop its systems and attract or retain qualified personnel

    - lack of traffic on the Company's Web site

    - systems downtime or Internet brownouts

    - the risk associated with the Year 2000 in connection with computer programs with which the Company may interact that read only the last two digits of an annual date

    - the risk of credit card fraud and other types of fraud and theft which may be perpetrated by computer hackers and on-line thieves

    - increased costs for supplies, components and personnel, or loss of suppliers and contracts

    - the risk of litigation and administrative proceedings involving the Company and its employees

    - the possible acquisition of new businesses that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses

    - the possible fluctuation and volatility of the Company's operating results and financial condition

    - adverse publicity and news coverage

    - loss of key executives

    - changes in interest rates

    - inflationary factors

    - and other specific risks that may be alluded to in this Prospectus or in other reports issued by the Company. The Company does not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

LIMITED OPERATING HISTORY--NEW BUSINESS

    The Company commenced operations in January 1996, incorporated on May 9, 1996, and initiated its Web site in September 1996. Accordingly, the Company has a limited operating history on which to base an evaluation of its business and prospects. The Company's prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their development stage, particularly companies in new and rapidly evolving markets. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, the Company must, among other things, obtain a customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology, improve its Web sites, provide superior customer service, respond to competitive developments, and attract, retain, and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition, and results of operations. Since inception, the Company has incurred operating losses. As of June 30, 1998, the Company had an accumulated deficit of $1,808,140. For the year ended December 31, 1997, the Company had a net loss of $1,102,405, and for the six months ended June 30, 1998, the Company had a net loss of $603,236. As a development stage company, the Company has only recently begun to earn revenues. The Company believes that its success will depend in large part on its ability to (i) obtain brand name recognition, (ii) provide its customers with outstanding service, (iii) achieve sufficient sales volume to realize economies of scale, and (iv) successfully establish its technological infrastructures. Accordingly, the Company intends to invest heavily in marketing and promotion, site development, technology and operating infrastructure. As a result, the Company expects to incur operating losses in the foreseeable future. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall of revenues. Any significant shortfall of demand for the Company's products and services in relation to the Company's expectations would have an immediate adverse impact on the Company's business, operating results, and financial condition.

SPECULATIVE NATURE OF BUSINESS

    The market for the Company's Internet services has only recently begun to develop, is rapidly evolving, and is characterized by an increasing number of market entrants who have introduced or developed products and services for communication and commerce over the Internet and private networks. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The industry is young and has few proven products or services. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use and access, and quality of service) remain unresolved and may impact the growth of Internet use. While the Company believes that its on-line services will offer significant advantages for commerce and communication over the Internet and private networks, there can be no assurance that such activities will become widespread, or that the Company's services will become widely adopted for these purposes. The adoption of the Internet for commerce and communications, particularly by those individuals and enterprises which have historically relied upon alternative means of commerce and communication, generally requires the acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant to adopt a new strategy that may make their existing personnel and infrastructure obsolete. In addition, there can be no assurance that individual personal computer users in business or at home will adopt the Internet for on-line commerce or communication. Because the market for the Company's Internet services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There can be no assurance that the market for the Company's products and services will develop, that the Company's product or services will be adopted, or that individual personal computer users in business or at home will use the Internet or private networks for commerce and communication. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if the Company's services do not achieve market acceptance, the Company's business, operating results, and financial condition will be materially adversely affected.

DEVELOPMENT RISKS

    Key elements of the Company's strategy are to provide reliable co-location, virtual domain hosting, dial-up access, voice and data communication, and e-commerce service on the Internet, to provide QOS VoIP over its own network, and to generate a high volume of traffic on and use of its Web sites. Accordingly, the satisfactory performance, reliability and availability of the Company's transaction-processing systems, network infrastructure, and Web sites are critical to the Company's reputation and its ability to attract and retain customers, as well as maintain adequate customer service. The Company's revenues are expected to depend in part on the volume of business it will receive as an Internet Service Provider (I.S.P.), Internet Presence Provider (I.P.P.), planned provider of VoIP service, and the number of visitors who access its Web sites.

    Any system interruptions that result in the unavailability of the Company's Web site or Internet services would reduce the volume of the Company's business, and the attractiveness of the Company's product and service offerings. The Company may experience periodic system interruptions from time to time. There can be no assurance that the Company will be able to accurately project the rate or timing of increases, if any, in the use of its services, or timely expand and upgrade its systems and infrastructure to accommodate such increase. Any substantial disruptions or delays in any of the Company's systems would have a material adverse effect on the Company's business, prospects, financial condition and results of operations. There is no assurance that the Company will be able to successfully complete the development, implementation, sale, and service of its Internet Service Provider services, co-location and virtual domain hosting services, proprietary provisioning system, shopping cart, e-commerce software, and VoIP services. See "BUSINESS."

RISK OF SYSTEM FAILURE

    The operations of the Company are dependent upon, among other things, its ability to deliver high quality uninterrupted access to the Internet and other services provided or intended to be provided by the Company. Any system failure that causes excessive interruptions in the Company's operations could have a material adverse effect on the Company. As the Company expands its network, there will be increased stress placed upon network hardware and traffic management systems. Any of a number of potential hardware failures at the Company's operations center or at any of its POPs, as well as failure caused by power losses, telecommunications failures, or natural causes such as fire, floods or other natural causes, could result in significant interruptions of the Company's services. Although the Company is currently in the process of constructing its own high-speed fault-tolerant backbone to prevent service interruptions even in the face of massive failures of sections of the network, there is no assurance that the Company's backbone will eliminate all interruptions of the Company's services in the event of a massive system failure. See "BUSINESS." Although the Company maintains in effect casualty insurance that would fund most of the cost of replacing equipment loss due to fires, floods, or similar natural causes, such insurance would not protect the Company from loss of customers and business reputation that could result from such an event. In addition, some potential losses may not be adequately covered by such policies. The occurrence of any of the foregoing risks could have a material adverse effect on the business, financial condition, results of operations, and cash flow of the Company.

COMPETITION IN TELEPHONE SERVICE INDUSTRY

    The Company's VoIP long distance telephone service will place it in direct competition with interexchange carriers ("IXCs") which provide long-distance access, and other long-distance resellers and providers. The Company's prospective competitors include large carriers such as AT&T, MCI, Sprint, and WorldCom, and new entrants to the long distance market such as the Regional Bell Operating Carriers ("RBOCs") who have entered or have announced plans to enter the United States intrastate and interstate long-distance market pursuant to recent legislation authorizing such entry. Most of the Company's competitors are significantly larger and have substantially greater market presence as well as financial, technical, operational, marketing, and other resources and experience than the Company.

DEPENDENCE ON TELECOMMUNICATION CARRIERS AND OTHER SUPPLIERS

    The Company relies on local telephone companies and other companies to provide data communications capacity via local telecommunication lines and leased long distance lines. The Company is subject to potential disruptions in these telecommunication services and may have no means of replacing these services on a timely basis or at all in the event of disruptions. In addition, the Company is dependent on certain third-party suppliers of hardware components. Certain components used by the Company in providing its network services are currently acquired from limited sources. The Company also depends on third-party software vendors to provide the Company with much of its Internet software, including the Netscape Navigator software ("Netscape Navigator"), which is the World Wide Web client software that the Company licenses from Netscape Communications Corporation ("Netscape"). The ongoing development of the Company's provisioning systems software by an independent software development company currently under contract is important to the Company's Web hosting business. See "BUSINESS--CNM Network Services" and "BUSINESS--Company Research and Development." Failure of the Company's suppliers to provide components and products in the quantities, at the quality levels or at the times required by the Company, or an inability by the Company to develop alternative sources of supply, if required, could result in delays and increased costs of expansion of the Company's network infrastructure. The Company's suppliers and telecommunication carriers also sell or lease services and products to the Company's competitors and may be, or in the future may become, competitors of the Company. There can be no assurance that the Company's suppliers and telecommunication carriers will not enter into exclusive arrangements with the Company's competitors, or cease selling or leasing their services or products to the Company. See "BUSINESS--Competition," and "BUSINESS--Marketing and Revenues."

DEPENDENCE ON TELECOMMUNICATIONS ACCESS

    All Internet and most telecommunications service providers, including the Company, depend on other companies to provide communications capacity via leased facilities. If one or more of these companies is unable or unwilling to provide or expand its current levels of service to the Company in the future, the Company's operations could be materially and adversely affected. Although leased facilities are available from several alternative suppliers, including AT&T, MCI, Sprint, and WorldCom, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely fashion. In addition, the Company is dependent on local telephone companies to provide local dial-up and leased, high speed dedicated access telephone lines for access to each of the Company's POPs. The Company is presently dependent on Pacific Bell, ICG Telecom Group, Inc., and Covad to install and maintain communication lines. Although the Company has not yet experienced delays in the installation of communication lines, such delays could adversely affect the rate of growth of the Company.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

    A number of new laws and regulations may be adopted with respect to the Internet covering issues such as the provision of telephone service, user privacy, pricing, and the quality of products and services.

The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services and increase the Company's cost of doing business, or otherwise have an adverse affect on the Company's business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. The Company's products may become subject to United States export controls in the future. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not limit the Company's ability to distribute products outside of the United States or electronically. In addition, federal or state legislation or regulation may further limit levels of encryption or authentication technology. Any such export restrictions, new legislation or regulation, or unlawful exportation could have a material adverse impact on the Company's business, operating results and financial condition. See "RISK FACTORS--Government Regulatory Policy Risks."

GOVERNMENT REGULATORY POLICY RISKS

    The long distance telephone service that the Company intends to provide is subject to federal and state regulation. The provision of long distance telephone service is subject to the provisions of the Communications Act of 1934, as amended, including amendments effected by the Telecommunications Act of 1996 (the "1996 Telecommunications Act"), and the regulations of the Federal Communications Commission (the "FCC"). At the state level, the long distance telephone industry is subject to the applicable laws and regulations of the various state Public Utility Commissions ("PUCs") and other state agencies. Federal laws and FCC regulations apply to interstate telecommunications (including international telecommunications that originate or terminate in the United States), while state regulatory authorities have jurisdiction over telecommunications both originating and terminating within a state. Regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to the Company. There can be no assurance that future regulatory, judicial, or legislative activities will not have a material adverse effect on the Company, or that domestic or international regulators or third parties will not raise material issues with regard to the Company's compliance or noncompliance with applicable regulations.

    The FCC has considered the issue of whether ISPs should be subject to access charges, Universal Service Fund support fees, and regulation, and has determined that it would not adopt such regulations. The FCC has announced that it will be issuing a Notice of Proposed Rule Making ("NPRM") to explore proposals to create incentives for companies to make the most efficient use of the telephone network for Internet and other information services. While the FCC has announced that it does not intend for this NPRM to consider the imposition of access charges or regulations on ISPs, it could result in the creation of more competition for the Company. In addition, the FCC could reopen and reconsider these issues at any time.

    A recent federal legislative change, the 1996 Telecommunications Act, may have potentially significant effects on the operations of the Company. The 1996 Telecommunications Act, among other things, allows the RBOCs and other companies to enter the long distance business and enables other entities, including entities affiliated with power utilities, CLECs, and cable television companies, to provide an expanded range of telecommunications services. Entry of such companies into the long distance business would result in substantial additional competition in one of the markets into which the Company intends to expand, and may have a material adverse effect on the Company and its efforts to expand in this market. On April 10, 1998, the FCC submitted a report to Congress regarding the Universal Service Fund support payments. One of the principal issues considered in this report is whether Internet VoIP should still be classified as non-telecommunications services, so as to be exempt from regulation, access charges, and Universal Service Fund support payments. While the FCC determined that it would continue the exemption, primarily as part of a continuing policy to permit continued expansion of the Internet, it also indicated that Congress directed the universal service support mechanism to be competitively neutral. The

FCC also noted the novel status of Internet telephony, and noted that it may continue investigation of the regulatory status of Internet telephony. While Internet services, including Internet telephony, remain unregulated and exempt from access charges and Universal Service Fund support payments, the FCC could change its policy at any time. In fact, the FCC has indicated that it will take a case-by-case evaluation approach to determine whether individual Internet telephony service offerings more closely resemble enhanced services, which should remain exempt from regulation, or telecommunications services which are subject to regulation.

POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED THROUGH NETWORK

    The law relating to the liability of ISPs and online service companies for information carried on or disseminated through their networks has not yet been definitively established. Internet access and content providers face potential liability of uncertain scope for the actions of subscribers and others using their systems, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel, and criminal activity under the laws of the U.S. and foreign jurisdictions. The Company does not maintain errors and omissions insurance. Any imposition of liability on the Company for alleged negligence, intentional torts, or other liability could have a material adverse effect on the Company. In addition, recent legislative enactments and pending legislative proposals aimed at limiting the use of the Internet to transmit indecent or pornographic materials could, depending upon their interpretation and application, result in significant potential liability to Internet access and service providers including the Company, as well as additional costs and technological challenges in complying with any statutory or regulatory requirements imposed by such legislation. For example, the Communications Decency Act of 1996 (amending 47 U.S.C. Section 223), which is part of the 1996 Telecommunications Act, became effective on February 8, 1996. The 1996 Telecommunications Act would impose criminal liability on persons sending or displaying in a manner available to minors indecent material on an interactive computer service such as the Internet, and on an entity knowingly permitting facilities under its control to be used for such activities. While the constitutionality of these provisions has been successfully challenged in federal appellate court, the U.S. Department of Justice has appealed to the U.S. Supreme Court. There can be no assurance as to the final result regarding the constitutionality of the 1996 Telecommunications Act, or as to the scope and content of any substitute legislation or other legislation in the U.S. or foreign jurisdictions restricting the type of content being provided over the Internet. If these provisions or related legislation are upheld, the effect on the Internet industry could have a material adverse effect on the Company's business, financial condition, results of operation, and cash flow. In addition, CompuServe faced action by German authorities in response to which CompuServe temporarily restricted the scope of the Internet access it provides to all subscribers, both in the U.S. and internationally. A number of countries are considering content restrictions based on such factors as political or religious views expressed, and pornography or indecency.

DEPENDENCE ON THE INTERNET

    Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others, inconsistent quality of service, lack of availability of cost-effective, high-speed options, a limited number of local access points for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors, inadequate protection of the confidentiality of stored data and information moving across the Internet, and a lack of tools to simplify Internet access and use. Published reports have indicated that a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial exploitation of the Internet to date, and there can be no assurance that encryption or other technologies will be developed that satisfactorily address these security concerns. Published reports have also indicated that capacity constraints caused by growth in the use of the Internet may, unless resolved, impede further development of the Internet to the extent that users experience delays, transmission errors and other difficulties. Further, the adoption of the Internet for commerce and communications, particularly by those individuals and enterprises that have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing personnel and infrastructure obsolete.

    The Company is also at risk as a result of fundamental technological changes in the way Internet solutions may be marketed and delivered. Integrating technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its network infrastructure. While the Company believes that its plan of combining the scale and scope of a national operation with the local presence of its ISP operations offers significant advantages for commerce and communication over the Internet, there can be no assurance that commerce and communication over the Internet will become widespread, or that the Company's offered Internet access and communications services will become widely adopted for these purposes. The failure of the market for business-related Internet solutions to continue to develop would adversely impact the Company's business, financial condition, results of operations, and cash flow. In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to the Company's existing products and services. The adoption of such new technologies or industry standards could render the Company's existing products and services obsolete and unmarketable.

NO ASSURANCE OF PROFITABILITY

    The Company's business is speculative and dependent upon the acceptance of the Company's services and the effectiveness of its marketing program. The Company has reported net losses since inception. There is no assurance that the Company will earn significant revenues, that the Company will not continue to incur losses, or that investors will not lose their entire investment.

IMMEDIATE DILUTION

    Assuming an initial public offering price of $14.00 per share, investors purchasing shares of Common Stock in this offering will incur immediate and substantial dilution in net tangible book value of the Common Stock of $9.67 per share. To the extent that currently outstanding options to purchase shares of Common Stock are exercised, there will be further dilution. See "DILUTION."

RAPID TECHNOLOGICAL CHANGE

    To remain competitive, the Company must continue to enhance and improve the responsiveness, functionality, and features of its Internet services and related Internet hardware and software. The on-line commerce industry is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry standards and practices that could render the Company's existing Web site and proprietary technology obsolete. The Company's future success will depend, in part, on its ability to license leading technologies, enhance its existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards on a cost-effective and timely basis. In particular, successful ISPs must provide customers with the appropriate products, services, and guidance to best take advantage of the rapidly evolving Internet. The development of Web sites and other proprietary technology entails significant technical and business risks. There can be no assurance that the Company will successfully use new technologies effectively or adapt its Web site and proprietary technology to customer requirements or emerging industry standards. If the Company is unable to meet such requirements, its business prospects, financial condition and results of operations would be materially adversely affected.

YEAR 2000

    The Company may utilize certain third-party supplied computer programs, interact with computer programs utilized by financial institutions in connection with credit card transactions, and interact with computer programs used by the Company's vendors and suppliers. These programs may refer to annual dates only by the last two digits, e.g., "98" for "1998." Problems are anticipated to arise for many of these programs in the year 2000. While the Company has taken this problem into account with respect to its own internal programs, other programs with which the Company may interact may not have corrected this problem. The Company is currently assessing the Year 2000 problem readiness of its third-party supplied software, computer technology, and other services. Based upon the results of this assessment, the Company will develop and implement, if necessary, a remediation plan with respect to third-party software, computer technology, and services that are not Year 2000 ready. At this time, the expenses associated with this assessment and potential remediation plan cannot presently be determined. Year 2000 problems and associated costs could have a material adverse effect on the Company's business, financial condition, and results of operation.

COMPETITION

    The market for the Company's Internet related services and products is intensely competitive and is characterized by rapid changes in technology and user needs as well as the frequent introduction of new services and Web sites. The Company's principal competitors include other Internet Service Providers, Internet Presence Providers, providers of VoIP, computer software and technology companies, cable operators, and on-line information, advertising, and shopping services on the Internet. These competitors have longer operating histories, greater name recognition, larger installed customer bases, and substantially greater financial, technical, and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include service performance and reliability, product functionality, ability to respond to changing customer needs, ease of use, quality of technical service, training, quality of support, and price. Other than technical expertise and the limited time available to enter the market, there are no significant proprietary or other barriers of entry that could keep potential competitors from developing or acquiring similar tools and providing competing services in the Company's proposed market. The Company's ability to compete successfully in the sale of services and software will depend in large part upon its ability to attract new customers, sell products and services, deliver and support product enhancements, and respond effectively to continuing technological changes by developing new products and services. There can be no assurance that the Company will be able to compete successfully in the future, or that future competition for VoIP services and on-line e-commerce, services, and information will not have a material adverse effect on the business, operating results, and financial condition of the Company. No Assurance that Marketing Programs will be successful. The Company is implementing a variety of retail marketing programs, both outside and on the Internet, to attract potential retail customers from the general public, there is no assurance that any of these marketing strategies, including but not limited to direct mailings, outdoor billboards, cable and television networks, radio advertisements, and credit card advertising inserts, will be successful or that the Company will acquire a significant number of new customers from its marketing program. Many of the strategies are tests that are expensive and unproven as they apply to selling Internet services. If the Company's marketing programs are not successful, it would be expected to have a material adverse impact on the financial condition, operating results and business of the Company.

NO ASSURANCE THAT MARKETING PROGRAMS WILL BE SUCCESSFUL

    The Company is implementing a variety of retail marketing programs, both outside and on the Internet, to attract potential retail customers from the general public. There is no assurance that any of these marketing strategies, including but not limited to direct mailings, outdoor billboards, radio advertisements, and credit card advertising inserts, will be successful or that the Company will acquire a significant number of new customers from its marketing program. Many of the strategies involve testing which is expensive. The strategies are unproven as they apply to selling Internet services. If the Company's marketing programs are not successful, it would be expected to have a material adverse impact on the financial condition, operating results and business of the Company.

UNCERTAINTY OF CUSTOMER RETENTION

    The sales, marketing, and other costs to the Company of acquiring new customers are substantial relative to the monthly fee derived from such customers. Accordingly, the Company believes that its long-term success largely depends on its ability to retain customers, while continuing to attract new customers. The Company continues to invest significant resources in its infrastructure and customer and technical support capabilities. There can be no assurance that such investment will maintain or improve member retention. The Company believes that intense competition from competitors, some of which offer free hours of services to new customers, may cause some of the Company's customers to switch to competitors' services. In addition, a certain number of new Internet users experience the Internet only as a novelty and do not become consistent users of Internet services. These factors may adversely affect the Company's customer retention rates. Unless offset by other factors, significant customer loss could have a material adverse impact on the Company.

ON-LINE COMMERCE SECURITY RISKS

    A significant barrier to on-line commerce and communications is the need for secure transmission of confidential information over public networks. Concerns over the security of transactions conducted on the Internet and other on-line services, as well as user's desires for privacy may also inhibit the growth of the Internet and other on-line services especially as a means of conducting commercial transactions. The activities of the Company and third-party contractors are expected to involve the storage and transmission of proprietary information, such as credit card numbers and other confidential information. Any such security breaches could damage the Company's reputation and expose the Company to a risk of loss, litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Merchants on the Internet are subject to the risk of credit card fraud and other types of theft and fraud perpetrated by hackers and on-line thieves. Credit card companies may hold merchants fully responsible for any fraudulent purchases made when the signature cannot be verified. Although credit card companies and others are in the process of developing anti-theft and anti-fraud protections, and while the Company itself is continually monitoring this problem, at the present time the risk from such activities could have a material adverse effect on the Company. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer transaction data. A party who is able to circumvent the Company's security measures could misappropriate confidential information or cause interruptions in the Company's operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. If any such compromise of the Company's security were to occur, it could have a material adverse effect to the Company's business, prospects, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

    The Company's success is substantially dependent on the performance of its executive officers and key employees. Given the Company's stage of development in the CNM Network-TM- business, the Company is dependent on its ability to retain and motivate high quality personnel. Although the Company believes it will be able to continue hiring qualified personnel for such purposes, an inability to do so could materially adversely affect the Company's ability to market, sell, and enhance its services. The market for qualified personnel has historically been, and will continue to be, intensely competitive. The demand for experienced consultants, marketers and programmers is expected to continue to increase significantly over the next several years, particularly as Internet utilization grows. The loss of key employees or the Company's inability to hire and retain other qualified employees could have a material adverse effect on the Company's business.

INABILITY TO PROTECT PROPRIETARY RIGHTS

    The Company regards its CNM Network-TM- concept as proprietary and will attempt to protect it under a combination of copyright, trade secret, and trademark laws as well as by contractual restrictions on employees and third parties. Despite these precautions, it may be possible for unauthorized parties to copy the Company's services or otherwise obtain and use information that the Company regards as proprietary. Existing trade secrets and copyright laws provide only limited protection. Certain provisions of other license and distribution agreements the Company intends to use, including provisions protecting against unauthorized use, copying, transfer, and disclosure, may be unenforceable under the laws of certain jurisdictions. Furthermore, the Company may be required to negotiate limits on these provisions from time to time. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the steps taken by the Company will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights. Significant and protracted litigation may be necessary to protect the Company's intellectual property rights, to determine the scope of the proprietary rights of others, or to defend against claims for infringement. There can be no assurance that third-party claims, with or without merit, alleging infringement will not be asserted against the Company. Such assertions can be time consuming and expensive to defend. They could require the Company to cease the manufacture, use, and sale of infringing products and services, to incur significant litigation costs and expenses, to develop or acquire non-infringing technology, and to obtain licenses to the alleged infringing technology. There can be no assurance that the Company would be able to develop or acquire alternative technologies or to obtain such licenses on commercially acceptable terms.

TRADEMARKS AND TRADENAMES

    The Company believes that its trademarks and tradenames will have significant value and will be important to the marketing of its services and products. There can be no assurance, however, that the Company's registered trademarks and tradenames with the United States Office of Patents and Trademarks will not violate the proprietary rights of others, that the Company's marks and names would be upheld if challenged, or that the Company will not be prevented from using its marks and names, any of which could have an adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks and service marks.

POTENTIAL FOR PRODUCT AND SERVICE LIABILITY

    The Company's products and services will be designed to satisfy its customer's needs. A failure to satisfy a customer's need or an adverse impact on a customer from the Company's products or services could result in a claim for damages against the Company, regardless of the Company's responsibility for such failure. In connection with the sale of its products and services, the Company will attempt to limit contractually its liability for damages arising from negligent acts, errors, mistakes, or omissions. Despite this precaution, there can be no assurance that the limitations of liability set forth in customer contracts would be enforceable or would otherwise protect the Company from liability for damages. The successful assertion of one or more large claims against the Company that exceed available insurance coverages, or changes in the Company's insurance policies, such as premium increases or the imposition of large deductible or co-insurance requirements, could materially and adversely affect the Company's business, operating results, and financial condition.

CONTROL BY PRINCIPAL STOCKHOLDER

    The Company's Chairman of the Board of Directors and President will beneficially own approximately 46.9% of the Company's outstanding shares of Common Stock following this offering, assuming that 3,596,577 Shares are sold and Mr. Rice's 250,000 Outstanding Shares are sold. This stockholder would be able to significantly influence all matters requiring approval by the stockholders of the Company, including the election of directors and the approval of mergers or other business combination transactions. See "PRINCIPAL STOCKHOLDERS."

NO DIVIDENDS ON COMMON STOCK

    The Company does not anticipate the payment of any cash dividends on its Common Stock in the foreseeable future. See "DIVIDEND POLICY."

UNINSURED LOSSES

    There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will also evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, the Shareholders could lose their invested capital.

LIABILITIES

    The Company may have liabilities to affiliated or unaffiliated lenders. These liabilities would represent fixed costs that would be required to be paid regardless of the level of business or profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from licensees, suppliers, employees, and others because of the nature of its business. Litigation can cause the Company to incur substantial expenses and, if cases are lost, judgments and awards can add to the Company's costs.

FUTURE ADDITIONAL CAPITAL REQUIREMENTS

    The Company's capital requirements depend on numerous factors, including the rate of market acceptance of the Company's services, the Company's ability to maintain and expand its customer base, the level of resources devoted to expanding the Company's marketing and sales organization and the Company's research and development activities, the availability of hardware and software provided by third-party vendors, the rate of expansion of the Company's network infrastructure, and other factors. The timing and amount of such capital requirements cannot accurately be predicted. If capital requirements vary materially from those currently planned, the Company may require additional financing. The Company has no commitments for any additional financing, and there can be no assurance that any such commitments can be obtained on favorable terms, if at all. Any additional equity financing may be dilutive to the Company's stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If the Company is unable to obtain additional financing as needed, the Company may be required to reduce the scope of its operations or its anticipated expansion, which could have a material adverse effect on the Company's business, financial condition, and results of operations. See "RISK FACTORS--No Minimum Capital Requirement--Additional Capital May Be Necessary" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."

NO MINIMUM CAPITAL REQUIREMENT--ADDITIONAL CAPITAL MAY BE NECESSARY

    No minimum capital requirement is imposed in connection with this offering of Shares, and subscription funds may be utilized by the Company as soon as they are accepted, beginning with the commencement of the offering. This offering is made on a best efforts basis with no underwriter, and there is no assurance that the Company will raise any capital pursuant to this offering. If the Company raises only minimal capital from this offering, or significantly less than the maximum capital, then it will likely be required to raise additional capital in the future in order to have sufficient funds to implement its business and marketing plans. If additional capital or financing is not available, the Shareholders could lose their entire investment in the Company. There is no assurance that the Company will raise sufficient additional capital to finance its operations. If the Company does not raise sufficient additional capital, then it would not be able to implement its business and marketing expansion plans, hindering its ability to be in business. Furthermore, the Company may modify this offering due to market conditions or other factors.

FUTURE ISSUANCE OF STOCK BY THE COMPANY

    Following this offering, the Company is expected to have outstanding 10,130,827 shares of Common Stock out of a total of 51,000,000 shares of Common Stock authorized (i.e. 50,000,000 shares of Series 1 Class A Common Stock and 1,000,000 shares of Series 1 Class B Common Stock). The remaining shares of Common Stock not issued or reserved for specific purposes may be issued without any action or approval of the Company's stockholders. Furthermore, the Company's Articles of Incorporation also authorize the issuance of up to 1,000,000 shares of Preferred Stock, no par value, on terms that may be fixed by the Company's Board of Directors without further stockholder action. No shares of Preferred Stock are presently issued or outstanding. The terms of any future series of Common Stock or Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Common Stock. There can be no assurance that the Company will not undertake to issue additional shares of Commons Stock or Preferred Stock if it deems the issuance appropriate. See "DILUTION."

SHARES ELIGIBLE FOR FUTURE SALE

    Sales of a substantial number of shares of the Company's Common Stock in the public market following this offering could adversely affect the market price of the Company's stock. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act of 1933, as amended (the "Securities Act"). The outstanding shares of the Company's Common Stock owned by affiliates and by unaffiliated investors are not, however, subject to lock-up agreements and may be sold in accordance with the terms and conditions of Rule 144 of the Securities Act or another exemption from registration, if available. See "SHARES ELIGIBLE FOR FUTURE SALE."

EFFECT OF CERTAIN CHARTER PROVISIONS

    Certain provisions in the Company's Articles of Incorporation allow the Company to issue different classes of Common Stock, the rights and preferences of which may be specified by the Board of Directors at any time prior to issuance, without further stockholder approval, which could have the effect of delaying, deferring or preventing a change in control of the Company, or creating equity securities senior to the Shares and Outstanding Shares.

NO PUBLIC MARKET FOR COMMON STOCK

    Prior to this offering, there has been no public market for the Common Stock, and there can be no assurance that a regular trading market will develop and continue after this offering or that the market price of the Common Stock will not decline below the initial public offering price.

POTENTIAL VOLATILITY OF STOCK PRICE

    The stock markets have experienced price and volume fluctuations that have particularly affected the stocks of technology companies, resulting in changes in the market prices of the stocks of many companies that may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the Common Stock following this offering. In addition, the market price of the Common Stock following this offering may be highly volatile. Factors such as variations in the Company's financial results, comments by securities analysts, announcements of technological innovations or new products by the Company or its competitors, changing government regulations, developments concerning the Company's proprietary rights or litigation may have a material adverse effect on the market price of the Common Stock.

DETERMINATION OF OFFERING PRICE ARBITRARY--NO UNDERWRITER

    The Company has determined the initial public offering price of the Shares and the Outstanding Shares in its sole discretion and not pursuant to arms-length negotiations with an underwriter or other third party. The initial public offering price bears no relationship to the book value of the Company's assets, its current earnings or revenues, or any other objective standard. There is no assurance that the initial public offering price for the Shares or the Outstanding Shares will be accepted by the market, or that the Company's stock will not trade for a lower price, if it eventually trades on a public exchange. The initial public offering price may be deemed to have been determined arbitrarily by the Company. In the absence of an underwriter for the offering, purchasers of Shares will not have the benefit of additional due diligence and arms-length negotiation, nor a firm commitment for the purchase of Shares or Outstanding Shares. See "PLAN OF DISTRIBUTION."

                                USE OF PROCEEDS

    The net proceeds from the sale of 3,596,577 shares of Common Stock offered hereby are estimated to be approximately $42,799,266 assuming an initial public offering price of $14.00 per share, after deducting the offering expenses payable by the Company, estimated to be 15% of the gross proceeds of the offering. The Company expects to use the net proceeds of this offering to finance enhancements to the Company's network infrastructure, including leasehold improvements and investments in network equipment, to fund CNM's marketing programs, to develop new products and services, and for working capital and other general corporate purposes. While the Company has from time to time engaged in preliminary discussions concerning possible acquisitions or joint ventures, it has no present understandings, commitments, agreements or active negotiations with respect to any such transaction. Pending such uses, the net proceeds of this offering will be invested in short-term, investment grade interest bearing securities. See "RISK FACTORS--No Minimum Capital Requirement--Additional Capital May Be Necessary."

                                DIVIDEND POLICY

    The Company does not intend to pay cash dividends in the foreseeable future on the shares of Common Stock. Cash dividends, if any, that may be paid in the future to holders of Common Stock will be payable when, as, and if declared by the Board of Directors of the Company, based upon the Board's assessment of the financial condition of the Company, its earnings, its need for funds, and other factors including any applicable laws. The Company is not currently a party to any agreement restricting the payment of dividends. See "DESCRIPTION OF CAPITAL STOCK."

                                 CAPITALIZATION

    The following table sets forth as of June 30, 1998 (i) the capitalization of the Company and (ii) the capitalization of the Company as adjusted to reflect the sale of the 3,596,577 Shares of Common Stock being offered hereby at an assumed initial public offering price of $14.00 per share and the application of the estimated net proceeds from the sale of those Shares.

                                                                                  AS OF JUNE 30,
                                                                                       1998          AS ADJUSTED
                                                                                   (UNAUDITED)       (UNAUDITED)
                                                                                ------------------  --------------
Indebtedness:
  Long-term indebtedness(1)...................................................    $            0    $            0
Stockholders' Equity:
  Preferred Stock, no par value per share,
    1,000,000 shares authorized,
    none issued and outstanding...............................................    $            0    $            0
  Common Stock, Series 1 Class A, no par value per share,
    50,000,000 shares authorized,
    5,448,800 issued and outstanding(2)
    10,130,827 as adjusted(3).................................................    $      898,100    $   43,697,366
  Common Stock, Series 1 Class B, $.001 par value per share,
    1,000,000 shares authorized,
    75,000 issued and outstanding and
    as adjusted(4)............................................................    $      525,000    $      525,000
  Additional Paid-in Capital..................................................    $            0    $            0
  Accumulated Deficit During Development Stage................................    $   (1,808,140)   $   (1,808,140)
  Total Shareholders' Equity (Deficit)........................................    $     (385,040)   $   42,414,226
                                                                                ------------------  --------------
  Total Capitalization........................................................    $     (385,040)   $   42,414,226
                                                                                ------------------  --------------
                                                                                ------------------  --------------

------------------------

(1) Does not include a noninterest-bearing demand promissory note payable by the Company to an affiliated general partnership. See "BUSINESS--Previous Financing and Development Arrangement."

(2) Includes 448,800 shares of the Company's Common Stock (as of June 30, 1998) previously sold to outside investors for $2.00 per share as part of a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, which commenced in October 1997 and terminated on October 8, 1998. Includes 5,000,000 shares of Common Stock owned by Fredrick Rice, the President and Chairman of the Board of Directors of the Company. See "DESCRIPTION OF CAPITAL STOCK" and "PRINCIPAL STOCKHOLDERS." Does not include an additional 1,085,450 shares of Common Stock issued in the private placement between June 30, 1998 and October 8, 1998. See "BUSINESS-- Prior Private Placement of Stock." Does not include any shares which may be subscribed for by Eller Media Company. See "BUSINESS--Agreement with Eller Media Company."

(3) The capital to be raised from the placement of Shares is expected to be a potential maximum of $50,352,078. The Common Stock capital, as adjusted, reflects the issuance of 3,596,577 Shares, after deducting offering costs estimated to be 15% of the gross proceeds of the offering. To the extent that more or less than $50,352,078 is raised from the placement of Shares, the figures would be adjusted proportionately. See "PLAN OF DISTRIBUTION."

(4) Includes 75,000 shares issued to a prior unaffiliated consultant. Does not reflect an option to purchase 250,000 shares of Series 1 Class B Common Stock held by Consumer Net Partners, an affiliated general partnership, which were issued to it as part of the consideration for all of the partnership's rights in the Company's business. See "BUSINESS--Previous Financing and Development Arrangement." The Series 1 Class B Common Stock does not have voting or dividend rights, but is convertible into Series 1 Class A Common Stock on a share-for-share basis. See "DESCRIPTION OF CAPITAL STOCK--Common Stock."

                                    DILUTION

    As of June 30, 1998, the PRO FORMA net tangible book value of the Company was $1,438,516 or approximately $.22 per share of Common Stock, including the additional 1,085,450 shares issued in the previous private placement as if they had been issued on June 30, 1998. The calculation assumes that the offering costs incurred on the previous private placement are 16% of the gross proceeds of that private placement. PRO FORMA net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. Without giving effect to any changes in such PRO FORMA net tangible book value after June 30, 1998, other than to give effect to the sale of the 3,596,577 shares of Common Stock offered hereby at an assumed initial public offering price of $14.00 per share and after deducting estimated offering expenses payable by the Company (and accounting for the issuance of an additional 1,085,450 shares of the Company's Common Stock for $2.00 per share between June 30, 1998 and October 8, 1998), the PRO FORMA net tangible book value at June 30, 1998, would have been $44,237,782 or approximately $4.33 per share. As of June 30, 1998, the net tangible book value per share of Common Stock owned by the Company's current stockholders would have increased by approximately $4.11 without any additional investment on their part and the purchasers of the Shares and Outstanding Shares will incur an immediate dilution of approximately $9.67 per share from the offering price. "Dilution" means the difference between the offering price and the PRO FORMA net tangible book value per share after giving effect to the offering. Holders of Common Stock may be subjected to additional dilution if any additional securities are issued as compensation or to raise additional financing. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering:

Initial public offering price per share.............................  $   14.00
Pro forma net tangible book per share value as of June 30,
  1998(1)...........................................................  $     .22
Increase per share attributable to the Offering.....................  $    4.11
Pro forma net tangible book value after this Offering...............  $    4.33
Dilution per share to new investors.................................  $    9.67

------------------------

(1) Includes shares of the Company's Common Stock issued or sold between June 30, 1998 and October 8, 1998, on a pro forma basis. See "BUSINESS--Prior Private Placement of Stock." Also includes the prior issuance of 5,000,000 shares of Common Stock to the President and Chairman of the Board of Directors of the Company, and 75,000 shares of Series 1 Class B Common Stock to an unaffiliated prior consultant. Does not include (i) options to purchase 250,000 shares of the Company's Series 1 Class B Common Stock held by Consumer Net Partners, an affiliated general partnership, or (ii) 2,097,500 management, employee, and other stock options granted between July 1997 and September 1998. See "MANAGEMENT" and "DESCRIPTION OF CAPITAL STOCK."

    The following table sets forth, on an as adjusted basis as of June 30, 1998, the difference between the number of shares of Common Stock purchased from the Company, the total consideration paid, and the average price per share paid by the existing holders of Common Stock and by the new investors, before deducting estimated offering expenses payable by the Company, at an assumed initial public offering price of $14.00 per share:

                                                          SHARES PURCHASED              TOTAL CONSIDERATION
                                                    ----------------------------   -----------------------------   AVERAGE PRICE
                                                         NUMBER         PERCENT         AMOUNT          PERCENT      PER SHARE
                                                    ----------------   ---------   -----------------   ---------   -------------
Existing Shareholders(1)..........................         6,609,250(1)     65.2%  $       3,593,500(2)      6.7%     $  .54
New Investors.....................................         3,596,577       34.8%   $      50,352,078       93.3%      $14.00
                                                    ----------------   ---------   -----------------   ---------      ------
  Total...........................................        10,130,827      100.0%   $      53,945,578      100.0%      $ 5.32
                                                    ----------------   ---------   -----------------   ---------      ------
                                                    ----------------   ---------   -----------------   ---------      ------

------------------------

(1) Includes shares of the Company's Common Stock issued or sold between June 30, 1998 and October 8, 1998, on a pro forma basis. See "BUSINESS--Prior Private Placement of Stock." Also includes the prior issuance of 5,000,000 shares of Common Stock to the President and Chairman of the Board of Directors of the Company, and 75,000 shares of Series 1 Class B Common Stock to an unaffiliated prior consultant. Does not include (i) options to purchase 250,000 shares of the Company's Series 1 Class B Common Stock held by Consumer Net Partners, an affiliated general partnership, or (ii) 2,097,500 management, employee, and other stock options granted between July 1997 and September 1998. See "MANAGEMENT" and "DESCRIPTION OF CAPITAL STOCK."

(2) Does not include $500,000 reflecting the promissory note issued by the Company to Consumer Net Partners as part of the consideration for all of the partnership's rights in the Company's business. See "BUSINESS--Previous Financing and Development Arrangement."

                            SELECTED FINANCIAL DATA

    The following selected financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Financial Statements and Notes to the Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period from inception (May 9, 1996) through December 31, 1996 and the balance sheet data as of December 31, 1996, have been derived from financial statements audited by Caldwell, Becker, Dervin, Petrick & Co. The statement of operations data for the year ended December 31, 1997, and the balance sheet data as of December 31, 1997, have been derived from financial statements audited by Stonefield Josephson Accountancy Corporation, independent certified public accountants. The selected financial data as of and for the six months ended June 30, 1997 and June 30, 1998 have been derived from the Company's unaudited financial statements. In the opinion of management, the unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the periods presented.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STATE COMPANY)

                                                                                      YEAR ENDED DECEMBER 31
                                                       SIX MONTHS ENDED JUNE 30   -------------------------------
                                                      --------------------------                    INCEPTION
                                                      (UNAUDITED)   (UNAUDITED)                    (5/9/96 TO
                                                          1998          1997          1997          12/31/96)
                                                      ------------  ------------  ------------  -----------------
STATEMENT OF OPERATIONS DATA:
Revenues............................................  $     11,713  $      6,916  $     30,697    $      20,828
Loss before income taxes............................      (602,436)       (9,374)   (1,101,605)        (101,699)
Net Loss............................................      (603,236)      (10,174)   (1,102,405)        (102,499)
Net Income (Loss) per share.........................          (.11)         (.00)         (.22)            (.02)
Cash dividends per common share.....................             0             0             0                0
Weighted average number of shares...................     5,273,290     5,003,619     5,037,857        5,000,000

                                                                             AT JUNE 30      AT DECEMBER 31
                                                                             -----------   -------------------
                                                                                1998         1997       1996
                                                                             -----------   --------   --------
BALANCE SHEET DATA:
Total Assets...............................................................   $856,970     $ 81,973   $ 25,795
Long-term Obligations......................................................          0(1)         0(1)        0(1)

------------------------

(1) The long term obligations do not include a non interest-bearing promissory note in the outstanding principal amount of $500,000 payable by the Company on demand to an affiliated general partnership. See "BUSINESS--Previous Financing and Development Arrangement."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

REVENUES

    GENERAL

    Recurring revenues consist of monthly fees charged to customers for Internet access and other ongoing services. Other revenues generally represent one-time setup fees. Recurring revenues are recognized pro rata over the period for which the services are performed. Other revenues are recognized as earned.

    SIX MONTHS ENDED JUNE 30, 1998, COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

    Revenues for the six month period ended June 30, 1998 were $11,713 as compared to $6,916 for the six month period ended June 30, 1997. The increase in revenues was due primarily to a modest increase in dial-up and Web hosting clients. The Company is still a development stage company and comparisons and trends at this time may not be a meaningful indication of the Company's business prospects. The Company has been focused on installing the telecommunications equipment and software necessary to provide high speed service and to accommodate traffic. It has only recently commenced its comprehensive marketing program. See "BUSINESS--Marketing and Revenues."

    TWELVE MONTHS ENDED DECEMBER 31, 1997, COMPARED TO PERIOD FROM MAY 9, 1996
     (INCEPTION) TO DECEMBER 31, 1996

    Revenues for the twelve month period ended December 31, 1997 were $30,697 as compared to $20,828 for the period from inception, May 9, 1996, to December 31, 1996. The increase in revenues was due primarily to a modest increase in the dial-up customers, more advertising revenue from the CNM Shopping Mall on the Internet, and the longer comparative reporting period. Due to the fact that the Company is a development stage company, comparisons and trends at this time may not be a meaningful indication of the Company's business prospects. The revenues generated during this period are primarily from the CNM Shopping Mall.

EXPENSES AND LOSS--GENERAL

    GENERAL

    The Company's expenses are generally comprised of (i) telecommunications expenses and depreciation expense on equipment used in network operations and for ongoing customer services, (ii) licensing fees, (iii) software development costs, (iv) marketing and referral costs, and (v) general and administrative costs. A small portion of the telecommunication costs are access fees paid to CLECs.

    SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

    Expenses were $613,843 for the six-month period ending June 30, 1998 as compared to $16,290 for the six-month period ending June 30, 1997. Substantially higher expenses in the six months ended June 30, 1998 primarily resulted from greater expenditures by the Company for advertising, and marketing, as well as the hiring of a significant number of new computer engineers, systems analysts and support personnel.

The net loss for the six-month period ended June 30, 1998 was $603,236 compared to a net loss of $10,174 for the six-month period ended June 30, 1997. The significant increase in net loss primarily reflects a rapid increase in the rate at which the Company added infrastructure and management resources in the first half of 1998 as compared to the first half of 1997.

    TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO PERIOD FROM MAY 9, 1996
     (INCEPTION) TO DECEMBER 31, 1996

    Expenses were $1,132,302 for the twelve month period ended December 31, 1997 or $1,009,775 higher than the $122,527 for the period from inception, May 9, 1996, to December 31, 1996. The increase was primarily due to increases in salaries, office expenses, outside services, and loss on acquisition of partnership interest from related party. As the Company expands, operating expenses are expected to continue to increase. Due to the fact that this is a development stage company, comparisons and trends have not been established. The net loss for the twelve month period ended December 31, 1997 was $1,102,405 compared to a net loss of $102,499 for the period from inception, May 9, 1996, to December 31, 1996. This increase in the net loss was primarily due to the payment made by the Company to Consumer Net Partners, an affiliated California general partnership, on December 31, 1997, for intangible assets not specifically identified, and the charge to earnings taken by the Company in connection with the granting of 250,000 options to purchase 250,000 shares of Series 1 Class B Common Stock for $.50 per share to Consumer Net Partners.

STATEMENT OF CASH FLOWS

    SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

    The Company's statement of cash flows for the six months ended June 30, 1998 reflects that operating activities during that period utilized cash of $574,344 as compared to $4,323 of cash provided during the six months ended June 30, 1997. The increase in the use of cash flows from operating activities during the six months ended June 30, 1998 primarily resulted from a higher net loss for the six-month period ending June 30, 1998 as compared to the six-month period ending June 30, 1997. The cash provided by financing activities for the six months ended June 30, 1998 was $769,250 as compared to $4,593 of cash used by financing activities for the six-month period ending June 30, 1997. The cash used by investing activities for the six-month period ending June 30, 1998 was $179,652 as compared to none for the six months ended June 30, 1997. The significantly higher utilization of cash for investing during the first half of 1998 than the first half of 1997 primarily reflects the acquisition of computer equipment, software and related assets.

    TWELVE MONTHS ENDED DECEMBER 31, 1997, COMPARED TO PERIOD FROM MAY 9, 1996
     (INCEPTION) TO DECEMBER 31, 1996

    The Company's statement of cash flows for the twelve month period ended December 31, 1997 reflects that operating activities during that period used cash of $128,679 as compared to $62,398 used for the period from inception, May 9, 1996, to December 31, 1996. This increase in the use of cash from operating activities during the twelve month period ended December 31, 1997 primarily resulted from a higher net loss for the twelve month period ended December 31, 1997. The cash provided by financing activities for the twelve month period ended December 31, 1997 was $176,264 as compared to $81,977 of cash provided by financing activities for the period from inception, May 9, 1996, to December 31, 1996. The cash used by investing activities for the period ended December 31, 1997 was $41,740, as compared to $18,878 for the period from inception, May 9, 1996, to December 31, 1996. During the period from inception to December 31, 1997, the money used by investing activities was primarily for acquisition of computer equipment, software and related assets.

SALES AND MARKETING

    Sales and marketing expenses consist primarily of salaries, cost of promotional material, advertising, travel, and third party sales commissions. Sales and marketing expenses were approximately $180.00, or 0.9% of revenues, and zero for the period from inception, May 9, 1996, to December 31, 1996, and the year ended December 31, 1997, respectively. Sales and marketing expenses were zero and $184,536, or 1,575.5% of revenues for the six months ended June 30, 1997 and June 30, 1998, respectively. The Company intends to aggressively promote the CNM brand and as a result expects further significant increases in sales and marketing expenses in future periods. The Company does not capitalize costs associated with the acquisition of customers.

GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses consist primarily of costs associated with finance and accounting, human resources, management compensation, legal expenses, and office operations. General and administration expenses were approximately $121,334, $394,900, and $427,250 for the period from inception, May 9, 1996, to December 31, 1996, the year ended December 31, 1997, and the six months ended June 30, 1998, respectively. General and administration expenses were approximately $16,290 and $427,250 for the six months ended June 30, 1997 and June 30, 1998, respectively. Since inception, general and administrative expenses have increased as a result of the increased number of employees, increased rent, and other general and administrative expenses as the Company focused on building an administrative infrastructure in anticipation of an increase in the number of customers and employees. During the six months ended June 30, 1998, the Company hired a number of senior management personnel and moved into a new headquarters building, which resulted in a significant increase in general and administrative expenses as compared to the same period in 1997. Management intends to implement a new management information system and continue to expand staff in order to support customer growth. As a result, the Company expects general and administrative expenses to increase in future periods.

INCOME TAXES

    No provision for federal or state income taxes has been recorded as the Company incurred net operating losses through December 31, 1997 and through June 30, 1998. At December 31, 1997, the Company had net operating loss carryforwards for federal income tax purposes of approximately $150,000 which begin to expire in 2017, and for state income tax purposes of approximately $149,000, which begin to expire in 2004. The Tax Reform Act of 1986 includes provisions which limit the net operating loss carryforwards for use in a given year if significant ownership changes have occurred. This offering may result in an ownership change limiting the Company's ability to utilize net operating loss carryforwards to offset future income, if any. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding the realizability.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

    The Company's operating results have fluctuated significantly in the past and will likely continue to fluctuate significantly in the future as a result of a variety of factors, many of which are beyond the Company's control. These factors include the rates of and costs associated with new customer acquisition, customer retention, capital expenditures, and other costs relating to the expansion of operations, the timing of new service and product announcements, changes in the pricing policies of the Company and its competitors, market acceptance of new and enhanced versions of the Company's services and products, changes in operating expenses, including telecommunication costs, changes in the Company's strategy, personnel changes, the introduction of alternative technologies, the effect of potential acquisitions, increased competition in the Company's markets and other general economic factors. In addition, a relatively large portion of the Company's expenses are fixed, and therefore the Company's operating margins are particularly sensitive to fluctuations in revenues. Due to these factors, in some future quarter the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the market price of the Company's Common Stock would likely be materially and adversely affected.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has funded its operations primarily through the private sales of equity securities. The Company's operating activities used net cash of approximately $128,679 and $574,344 during 1997 and the six months ended June 30, 1998, respectively. During 1997 and the six months ended June 30, 1998, net cash used in operations resulted primarily from net losses.

    Cash used by investing activities has consisted primarily of equipment purchases for the Company's Simi Valley headquarters, for its POPs and for network expansion. For the year ended December 31, 1997 and the six months ended June 30, 1998, capital expenditures amounted to approximately $41,740 and $179,652, respectively. Including the $179,652 spent during the first six months of 1998, the Company anticipates investing approximately $1,100,00 during 1998 on network enhancements, including leasehold improvements and investments in network equipment, with commitments for approximately an additional $11,000,000.

    Cash from financing activities provided the Company with approximately $769,250 the six months ended June 30, 1998, and $176,264 during the twelve months ended December 31, 1997. The Company's financing activities have consisted of the private sale of Common Stock. From inception through June 30, 1998, the Company raised $897,600 through the private sale of Common Stock.

    As of December 31, 1997 and June 30, 1998, the Company had cash and cash equivalents of approximately $6,546 and $21,800, respectively, and negative working capital of approximately $615,391 and $643,745, respectively. The Company does not intend to make private offerings of its stock while this Prospectus is in registration or while this offering is being conducted. On September 15, 1998 the Company ceased its private placement of Common Stock pursuant to which it had raised a total of $3,068,500 since it began in October 1997.

    The Company believes that the net proceeds from this offering will be sufficient to meet the Company's operating expenses and capital requirements for a certain period of time, depending on the amount of capital raised by this offering. In the absence of any capital from this offering, or from an alternative source, the Company estimates that it could be depleted of working capital by the end of 1998. See "RISK FACTORS--No Minimum Capital
Requirement--Additional Capital May Be Required."

                                    BUSINESS

GENERAL

    The Company was incorporated under the laws of the State of California on May 9, 1996. The Company is a full-service Internet Service Provider and Internet Presence Provider on the World Wide Web, providing dial-up access, dedicated connectivity, virtual Web hosting, Web creation, virtual domain hosting, Web server co-location, technical support, training, and link-up services for businesses and individuals. The Company gives particular attention to providing exemplary customer service at competitive prices. In July 1998, the Company, as an Internet Service Provider, began offering to individuals and businesses dial-up access to the Internet. The Company offers reliable, fast and inexpensive 56K V.90 Personal Access, 112K V.90 Personal Access, and 64k/128k ISDN Personal Access to the Internet. The Company provides complete business solutions in ISDN, frame relay, IDSL and many other Digital Subscriber Lines ("DSL") products and services, corporate firewalls, security audits, and network intrusion investigations.

    The Company is expanding the scope of sophisticated Internet services that it can provide by installing state-of-the-art Ascend Communications switching equipment and entering into strategic telecommunications access arrangements with competitive local exchange carriers ("CLECs"). The Company intends to provide high quality, high speed voice and data communication services to businesses and individuals by utilizing analog dialup, ISDN, frame relay, DSL, Voice over Internet Protocol ("VoIP"), T-1 and T-3 circuits, and primary rate interface ("PRI") with multiple telephone lines. The wiring in the Company's data center is CAT-5 enhanced, capable of handling 1.2 gigabytes per second. The Company operates a high capacity OC12x3 ATM SONET that is linked directly to the Internet backbone. The Company is currently implementing the equipment and software necessary to provide VoIP. This equipment, along with Ascend GRF 1600 routers, Ascend Max TNTs, Ascend Max 6000s, Ascend GRF 400 routers, and CBX 500 ATM switches enables CNM to provide data communications and quality of service ("QOS") voice telecommunications. Through access arrangements with competitive local exchange carriers ("CLECs"), the Company is installing its switching equipment in several "Points of Presence" ("POPs") to expand its telecommunications network, initially in California and subsequently on a national basis. The Company plans to implement additional POPs in other countries that would enable the Company to provide Internet services and VoIP to customers on a global basis.

    The Company recently completed the development of proprietary software to enable secure commercial transactions (i.e., purchases and sales) to be conducted within the CNM Network-TM- and on other Web sites. The Company also recently developed a proprietary provisioning system allowing users complete and simplified automation of all the Company's services.

    CNM provides two levels of service. These services are classified as "Personal" and "Business." Personal Services are defined as services designed and implemented for the individual user. Business Solutions are defined as services designed and implemented for business owners, executives, and employees. Through relationships acquired by CNM with Ascend Communications, ICG Telecom Group, Inc., Pacific Bell Internet, PacNet, Covad, and other high profile companies, the Company will implement both levels of service in Southern California up through Northern California, including San Francisco and Sacramento. The Company's short term plan is to expand coverage of both levels of service on a national basis. The Company's long term plan is to implement these same services on a global basis. Although the Company provides high quality service at low prices for individuals, the Company's primary focus is providing complete business solutions worldwide.

                               PERSONAL SERVICES

  INTERNET CONNECTIVITY         INTERNET PRESENCE           TELEPHONY SERVICES
--------------------------  --------------------------  --------------------------
Analog Dial-up              CNM Network Web Space       Inter-Local Long Distance

ISDN Dedicated/Dial-up      CNM Network Email           Long Distance

Frame Relay Dedicated       Internet Software           Facsimile Services

xDSL Dedicated              Technical Support           On-Line Account
                                                         Maintenance

Point-To-Point Dedicated    On-Line Account
                             Maintenance

On-Line Account
  Maintenance

                               BUSINESS SOLUTIONS

                                                                                            INTERNET/NETWORK
   INTERNET CONNECTIVITY          INTERNET PRESENCE           TELEPHONY SERVICES               CONSULTING
---------------------------  ---------------------------  ---------------------------  ---------------------------
Analog Dial-up               Web Site Hosting             Inter-Local Long Distance    Security Evaluation

ISDN Dedicated/Dial-up       Email Hosting                Long Distance                Web Design

Frame Relay Dedicated        Secure E-Commerce            Facsimile Services           Intranet/Extranet Design

xDSL Dedicated               Domain Name Service          On-Line Account Maintenance  LAN/WAN Design

Point-To-Point Dedicated     Site Promotion

On-Line Account Maintenance  Co-location Services

                             On-Line Account Maintenance

    The Company has recently entered into extensive advertising agreements with Eller Media Company, Advo, Visa Card, Cable Networks and several major Southern California radio stations, as well as multiple reseller agreements to conduct the Company's retail marketing program for prospective dial-up and business solution customers. See "BUSINESS--Marketing and Revenues."

    The Company also developed, owns, and operates the Consumer Net Marketplace shopping mall on the Internet, which has been on-line since September 1996. Consumer Net Marketplace provides information and sources for the purchase of consumer products and services over the Internet in a convenient shopping mall presentation. Since the introduction of the Company's shopping mall, the Company maintains over 1,200 businesses averaging 1,000,000 hits per month by Internet users.

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    The Company recognizes that the Internet represents a rapidly expanding medium to a growing number of on-line users. The Company's objective is to capitalize on this opportunity by providing enhanced and expanded Internet services to businesses and individuals nationwide, beginning with the State of California.

INDUSTRY BACKGROUND

    The Internet is an increasingly significant global medium for communications, information, and online commerce. International Data Corporation ("IDC") estimates that the number of Internet users was 81 million is 1997 and will reach 177 million by 2000. In addition, IDC projects that ISP revenues in the United States will grow from $4.6 billion in 1997 to $18.3 billion in 2000, implying a compound annual growth rate of 58.5% per year. Continued growth in Internet usage is expected to be fueled by several factors, including the large and growing installed base of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet, and increased general awareness of the Internet.

    The networks that comprise the Internet are connected in a variety of ways, including by public switched telephone network and by high speed, dedicated leased lines. Communications on the Internet are enabled by Internet Protocol ("IP"), an inter-networking standard that enables communication across the Internet regardless of the hardware and software used.

    Over time, as businesses have begun to utilize email, file transfer and, more recently, intranet and extranet services, commercial usage has become a major component of Internet traffic. In 1989, the U.S. government effectively ceased directly funding any part of the Internet backbone. In the mid-1990s, contemporaneous with the increase in commercial usage of the Internet, a new type of provider called an ISP became more prevalent. ISPs offer access, email, customized content, and other specialized services and products aimed at allowing both commercial and residential customers to obtain information from, transmit information to, and utilize resources available on the Internet.

    ISPs generally operate networks comprised of dedicated lines leased from Internet backbone providers using IP-based switching and routing equipment and server-based applications and databases. Customers are connected to the ISP's POP by facilities obtained by the customer or the ISP from either I-LECs or C-LECs through a dedicated access line or the placement of a circuit-switched local telephone to call the ISP. The rapidly growing need for Internet access and technology has resulted in a highly fragmented industry with the proliferation of over 2000 ISPs operating within the United States. These ISPs are primarily made up of a few large national providers focused on high bandwidth access and a large number of small providers with limited resources focused on serving local markets. Often the solutions offered by these companies fail to address certain elements required to ensure that customers' mission-critical Internet operations are reliable, scalable, and high-performing and these companies fail to provide a broad array of efficient, low-cost communications products and services. The Company believes that customer service has emerged as an increasingly important element of providing Internet services and that often the large, national ISPs do not offer individual customers the level of support desired and that many of the small, regional ISPs do not have the resources necessary to offer adequate customer support.

CNM NETWORK SERVICES

    Internet Connectivity for Businesses and Individuals

    ANALOG DIAL-UP. CNM provides high-speed access to the Internet over standard telephone lines. Access speeds range from 2400bps to 112kbps. CNM provides access for connections up to 56Kbps for a flat monthly fee of $14.95 and a one-time set-up fee of $25.00. For Multi-Link (2 modems) users, CNM provides access for a flat rate of $18.00 per month and a one time set-up fee of $25.00.

    ISDN (INTEGRATED SERVICES DIGITAL NETWORK). The Company provides high-speed digital Internet access via ISDN for both dedicated and dial-up customers. Access speeds range from 64Kbps to 128Kbps. Dial-up ISDN fees range from $20.00 to $28.00 depending upon connection speeds. A one-time set-up fee of $25.00 applies to this service. Dedicated ISDN fees range from $125.00 to $235.00 depending upon connection speeds and contract length. A one-time set-up fee of $200.00 applies to this service.

    xDSL (DIGITAL SUBSCRIBER LINES). XDSL is a burgeoning method of Internet connectivity that includes ADSL (Asymmetric Digital Subscriber Line), sDSL (Symmetric Digital Subscriber Line), RADSL (Rate Adaptive Digital Subscriber
Line), and iDSL (ISDN Digital Subscriber Line). DSL is a promising technology that dramatically increases a subscriber's bandwidth, utilizes telephone wiring already installed in virtually every home and business, and offers faster set-up/connection times than the public switched telephone network. These digital circuits enable businesses to connect a LAN (Local Area Network) to the Internet at high speeds for reduced costs. Access speeds range from 144Kbps to 1.54Mps. Fees for xDSL range from $250.00 to $850 per month depending upon access speed. All xDSL customers are charged a one-time set-up fee that varies depending upon service level.

    FRAME RELAY. CNM offers high-speed dedicated/24 hour connectivity via frame relay. Frame relay connections range from 56Kbps up to 1.544Kbps. Fees for frame relay range from $105.00 to $605.00 depending upon access speed. CNM also charges a one-time set-up fee that varies depending upon access speed.

    POINT-TO-POINT DEDICATED CIRCUITS. The Company provides high speed private dedicated digital circuits with access speeds ranging from 1.53M(T-1) to 45M(T-3).

    ON-LINE ACCOUNT MAINTENANCE. The Company provides all customers with on-line account maintenance capability. This capability allows both business and personal users to access their account information in order to review and/or update account information.

    Internet Presence for Businesses

    VIRTUAL WEB SITE HOSTING. Virtual Web Site Hosting is a service through which CNM hosts Web pages on behalf of its customers. Targeted for retailers and other businesses, this service enables customers to have a continued presence on the Internet. CNM customers are also able to offer on-line customer service and electronically facilitated order processing. CNM offers space on its proprietary virtual web hosting network for corporate customers. Virtual Web Hosting accommodates businesses and organizations who demand an individualized address on the World Wide Web (i.e. "www.mycompany.com"). Web hosting features include database connectivity, Microsoft FrontPage compatibility, CGI scripting capabilities, and unlimited FTP (File Transfer Protocol) access. Site promotion is provided for customers who purchase certain Virtual Web Hosting packages. The Company also offers "upper level host names," a unique Web service that allows a virtual web hosting customer to have several unique address on the world wide web all of which are based upon the customer's individual domain name (i.e. "sales.mycompany.com"). Prices for Virtual Web Hosting range from $20.00 to $345.00 per month depending upon the package selected by the customer. CNM also charges a one-time set-up fee that also depends upon the package selected. The Company currently supports approximately 200 virtual Web hosting customers.

    The Company supports and promotes Web sites by providing:

    - Web production and hosting service.

    - On-line sales (e-commerce).

    - Animation/3D graphics.

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    - Sound and live audio environments.

    - Local, national and global 24-hour access and exposure.

    - Daily technological research and developments.

    - Extensive customer service.

    - Wide varieties of media coverage.

    - Technical support and training.

    VIRTUAL EMAIL HOSTING. CNM provides SMTP (Simple Mail Transport Protocol) and POP (Post Office Protocol) for virtual domains. These services are included in Virtual Web Site Hosting packages and can also be purchased separately. As with Virtual Web Hosting, Virtual Email Hosting offers business and organizations a unique presence on the Internet (i.e. joe@mycompany.com). Email hosting features include unlimited Email "forwarding," and "aliases," and "autoresponders." Fees for Virtual Email Hosting depend upon the number of virtual email users and the amount of storage space required.

    SECURE E-COMMERCE. The Company also offers secured transaction processing via the Internet. Utilizing the Company's experience, virtual hosting customers may implement secured transaction processing over the Internet. Secure E-Commerce allows customers to process transactions on-line in an encrypted manner. Thus, both CNM customers and end users have a safe and secure way to conduct transactions over the Internet. Secure E-Commerce is included with certain Virtual Web Site Hosting packages and can also be purchased with Co-location services.

    DOMAIN NAME SERVICE. Domain Name Registration allows for unique addresses on the Internet (i.e. "mycompany.com"). CNM charges $75.00 for initial Domain Name Registration. Customers then pay renewal fees on a yearly basis to an Internet Domain Registration Agency, Internic. Domain Name Service is included in all Virtual Web Hosting packages and with co-location services.

    CO-LOCATION SERVICES. The Company also provides Web server co-location services to allow medium and large scale businesses the ability to house their proprietary servers on CNM's own switches. Co-located customers are provided with a switched ethernet connection to the Company's backbone. This service provides companies with the ability to control their own specific bandwidth and the flexibility to make day-to-day changes, as well as to receive substantial traffic without delays. Customers may purchase "Maintenance Contracts" from CNM to obtain high-level/on-site technical support for their servers. Fees for co-location services vary depending upon transfer rate and rack space needs. The Company currently supports four co-location servers in its Simi Valley headquarters.

    PROVISIONING SYSTEM. Pursuant to an agreement with Comat Systems Solutions Private Limited, a software development company based in India, the Company has developed a provisioning system to support a retail customer base for virtual and co-location Web hosting. As a split wire application, this system allows automatic end user order processing for Web sites, including DNS registration and host resources set-up. CNM customers can troubleshoot, add additional disk space, and add additional email accounts automatically through the provisioning system. Additionally, the system can initialize accounting records, process bills, generate invoices, and maintain customer accounts for CNM and its clients.

    VIRTUAL BUSINESS CENTER. The advent of high power, low cost hardware coupled with public domain operating systems and server software has significantly enhanced the profit potential in this Internet market. To take advantage of this market, the Company plans to implement the CNM Network-TM-virtual business center through which the Company can offer a tool kit for domain registration, Web site creation, resource allocation, and Web site maintenance. The service would be offered at various levels of sophistication, ranging from simple Web sites to business Web sites and Web sites with e-commerce capability. The Company plans to include a credit card module for payment to facilitate secure commercial purchases and sales on the Internet. Other planned features include site account database record creation, co-location, name servers, virtual FTP host, email/smpt host, central file services, accounting and virtual domain maintenance modules. Co-located servers are also expected to provide different levels of virtual domain registration and hosting.

    ON-LINE ACCOUNT MAINTENANCE. The Company provides all customers with on-line account maintenance capability. This allows both business and personal users to access their account information in order to review and/or update account information.

    Internet Presence for Individuals

    CNM NETWORK WEB SPACE. The Company offers individual users Web space on the CNM Network Web site. This service is included with all personal connectivity packages and may also be purchased separately. Fees are based upon storage needs.

    CNM NETWORK EMAIL. CNM includes one email account with all connectivity packages from which Customers may send and receive electronic mail. Additional email accounts can be purchased separately.

    INTERNET SOFTWARE. Through collaborations with several software developers, CNM has developed an Internet software package that enables customers to use the Internet in a simple and efficient manner. This software package includes a web browser, a news reader, several email client programs, and an audio/video streaming client. The CNM software package is free to all CNM customers.

    TECHNICAL SUPPORT. To ensure a simple and enjoyable Internet experience, the Company offers superior technical support to all customers. Customer problems are handled in an expedient and efficient manner. A detailed on-line knowledge base is available to all CNM users. Technical support is free for all customers.

    ON-LINE ACCOUNT MAINTENANCE. The Company provides all customers on-line account maintenance capability. This allows both business and personal users to access their account information in order to review and/or update account information.

    Internet and Network Consulting for Businesses

    BUSINESS NETWORK SECURITY SERVICES. CNM offers three levels of security services. The first level consists of a one-time security check-up. This involves intrusion testing of a company's network. Once complete, the Company will identify the appropriate measures needed to improve the security flaws found during the intrusion test. The price of this service varies based upon the size and topology of the network and any fees involved in upgrading the company's network, including, but not limited to software patches on servers and router updates. The second level is an option available to customers who purchase a turnkey dedicated connection package from CNM. CNM technicians, after establishing the network connection, will implement a core level of security measures into the network equipment, such as router enhancements to block malicious network traffic which can disrupt the various computers connected to the network and disrupt a business. The third level of security service involves constant security monitoring of a company's network. Upon entering into a "security support contract," a company will receive constant security monitoring of its network, as well as continuous upgrading of network equipment to guard against network intrusion. At this time, the third level of security service is only available to those who purchase their connectivity from CNM.

    WEB PRODUCTION. Web production is one of the fastest growing segments of the Internet industry. The Company's Web production services include Web site design, Web site creation, and technical support. CNM customers are able to offer interactive, multimedia advertising displays. This provides businesses

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
with direct gateways to offer goods and services in an attractive and user friendly environment to anyone on the Internet. The Company utilizes several high-quality Web site designers. These designers are available to all CNM customers. Fees for web site design vary depending upon Web site size and content.

    LAN/WAN DESIGN. Custom network design is provided by the Company's engineering task force. Customized networks can be designed and implemented by the Company. These networks include Local Area Networks and Wide Area Networks. Fees for LAN/WAN design are dependent upon the size and configuration of the customers network needs.

    Telephony Services for Business and Individuals

    INTER-LOCAL LONG DISTANCE. The Company will offer inter-local long distance service to both businesses and individuals at highly competitive rates outside and within the network calling radius.

    LONG DISTANCE. The Company will provide long distance service to both businesses and individuals within the network calling radius. Outside the network calling radius, long distance rates will be offered through a collaborative arrangement with other companies at the lowest rate possible.

    FACSIMILE SERVICES. MultiVoice reduces remote site communication costs by routing voice and facsimile across the Company's intranet connection. Customers who use the Company's MultiVoice equipment will be charged CNM's inter-local long distance and long distance rates for facsimiles.

TELECOMMUNICATIONS NETWORK INFRASTRUCTURE

    The Company is installing telecommunications equipment and entering into access agreements to build a full service telecommunications network that is presently conceived to encompass the Southwestern United States from California to Texas, and north to Colorado. The Company is currently collaborating with RBOC's such as Pacific Bell and CLECs, primarily ICG Communications, Inc. and Covad Communications, Inc., to provide access for the Company's switching equipment to the Internet backbone, fiber optic cable, and telephone lines. The Company's main switching and related telecommunications equipment is located at its Simi Valley headquarters facility. The Company has established POPs in several locations throughout Southern California and is expected to install more POPs in California by the end of the year, including ones in San Francisco, San Jose, and San Diego. Each of these POPs provides, or is expected to provide, Primary Rate Interface with multiple telephone lines through Pacific Bell and others. The CLECs providing access for the Company's telecommunications equipment generally charge fixed monthly fees for the access service.

    The Company's POPs are established to permit high speed local dial-up access to the Internet. All of the Company's POPs are expected to contain sufficient switching equipment to provide local dial-up service and frame relay voice and data transmissions. Certain of the Company's POPs installed in strategic locations are also expected to contain CBX 500 ATM switches to enable QOS voice and data long distance transmission on dedicated lines. Larger POPs are currently planned for San Diego and Sacramento, California, as well as Las Vegas and Reno, Nevada, Phoenix, Arizona, Albuquerque, New Mexico, El Paso, Amarillo, San Antonio, and Dallas/Fort Worth, Texas, Oklahoma City, Oklahoma, Denver, Colorado and Salt Lake City, Utah. The Company also plans to offer DSL service pursuant to access and co-location arrangements with Covad Communications, Inc. DSL service capability may be incorporated into the Company's existing and planned POPs, and may also be installed in separate POPs on dedicated switching locations. There is no assurance regarding the timing or whether or not the Company will complete its telecommunications network as presently planned. See "RISK FACTORS."

VOICE OVER INTERNET PROTOCOL

    The most significant trend in the Internet and indeed in the broader telecommunications industry, is the convergence of voice and data communications to a singular mode of transmission. Traditional circuit-switch based communications systems establish a dedicated channel for each communication (such as a telephone call for voice and fax), maintain the channel for the duration of the call, and disconnect the channel at the conclusion of the call. With the inception of faxes and computer data in the late seventies and early eighties, the resources of such circuit-switch based networks became taxed and the need for greater bandwidth became evident. Today, voice, data, and video transmission can be transmitted through a single high-speed data packaging network with the TCP/IP data transmission standard becoming the most widely used methodology. Originally constructed as a network of computer networks, the Internet revolves around the TCP/IP, which moves data in a series of packets. These packets are disassembled at the point of transmission, routed over the Internet backbone in the most efficient manner and reassembled at the point of receipt. The disadvantage of these packets is that they are cumbersome and occupy large amounts of space on telephone wires. As a result, data is slow to arrive at its destination. Various solutions have been created to address this problem, yet to date the most common and effective method is to access a high bandwidth network for transmission.

    Packet-switch based systems offer several advantages over circuit-switch based systems, particularly the ability to commingle packets from several communication sources together simultaneously onto a single channel. For most communications, particularly those with bursts of information followed by periods of "silence," the ability to commingle packets provides for superior network utilization and efficiency, resulting in more information being transmitted through a given communication channel. There are, however, certain disadvantages to packet-switch based systems as currently implemented. Rapidly increasing demands for data, in part driven by Internet traffic volumes, are straining capacity and contributing to latency (delays) and interruptions in communications transmissions. In addition, there are concerns about the adequacy of the security and reliability of packet-switch based systems as currently implemented.

    Many initiatives are under way to develop technology to address the disadvantages of packet-switched based systems. Many companies are migrating their data networks to carrier-provided virtual private networks ("VPNs"), using IP, frame relay, and ATM, which are more efficient means of transporting voice, video, and data. These companies are realizing cost savings and improved performance. The Company believes that the IP standard, which is an "open networking standard" broadly adopted on the Internet and elsewhere, should remain a primary focus of these development efforts. The Company expects the benefits of these efforts to be improved communications, reduced latency and lower networking hardware costs. Already, VoIP, or transmission of voice calls from a telephone to a telephone using the Internet Backbone to transmit the data, is being offered to consumers. This new voice and data network solution is evolving for several reasons:

    - Voice and facsimile communications are currently separate from the corporate data network. The result is inefficient, two incompatible network infrastructures.

    - With the integration of voice and data traffic onto one network, companies will realize savings in network infrastructure, maintenance, and management costs.

    - According to a recent CMP survey, over 40% of an organization's long distance costs are attributable to voice. For the average company, integration of voice traffic with data traffic can amount to significant savings.

    The Company is offering a totally integrated solution for delivering voice and data services over a single data network. The Company recently acquired additional equipment from Ascend Communications to expand further its POPs and the VoIP equipment needed for voice over data over the Company's network. Ascend's MultiVoice-TM- for IP, frame relay, and ATM is the only product on the market to guarantee IP QOS from the access area to the core of the public network. Using MultiVoice, the Company can transparently integrate services between its circuit switched voice/fax and packet switched ATM, frame relay, and IP networks. MultiVoice enables a single data network to carry efficiently and cost-effectively voice, fax, and data, allowing the Company to guarantee quality and provide transparent telephony to its customers.

    VoIP provides the customer with the ability to make digital local long distance calls through the Company's network for nearly half the cost of traditional telephone companies. CNM will provide IP over its own network as opposed to over the Internet. The Company will use its own high-speed fault-tolerant backbone, whose main purpose is to transport VoIP signals. The use of a dedicated backbone for this transport has numerous advantages over the current trend of transporting VoIP signals across the public Internet. The private CNM backbone will render VoIP traffic immune to the current glitches and saturation issues that are currently felt by the ever-expanding Internet. The highest priority on the CNM VoIP agenda is to provide a QOS that rivals that of the current Public Service Telephone Network ("PSTN"). Another advantage of carrying VoIP traffic across a high speed ATM backbone is fine-tuned control over the backbone bandwidth. This control will allow CNM to use the inherent traffic-shaping abilities provided by the ATM specification to ensure a truly incredible QOS to the customer. The private backbone also ensures a higher level of security and data-confidence, which not only aids the VoIP side, but will also increase the confidentiality of electronic commercial transactions. The combination of this emerging VoIP technology along with the security and stability of a high-speed private backbone gives the customer the best of the current PSTN, which is dedicated solely to the purpose of voice based telecommunications, and the IP based network, whose flexibility and redundancy give it the ability to continue running, even in the face of massive failure on the part of other sections of the network.

COMMERCE ON THE INTERNET

    The emergence of the Web has created major opportunities for companies to advertise and promote their products and services in a targeted, interactive and multimedia market. IDC HTTP:// WWW.IDCRESEARCH.COM estimates that the number of users accessing the Web will grow from over 50 million in 1997 to over 200 million by 2000. A large and growing base of personal computers installed in the workplace and home, advances in the performance and speed of computers and modems, the amazing technological advances recently developed that are now being implemented such as "Web Television," improvements in network infrastructure, easier and cheaper access to the Internet, and increased awareness of the Internet among consumer and trade customers are contributing to the growth. A study by O'Reilly & Associates (HTTP://WWW.ORA.COM) in 1997 indicated that 50% of large, 25% of mid-sized and 8% of small businesses had access to the Internet, for a total of more than half a million businesses. Based on a study by O'Reilly & Associates on US Business Establishments with Internet Access, past growth curves, and the expected incorporation of the Internet into banking and credit card activity, ACTIVMedia (HTTP:// WWW.ACTIVMEDIA.COM) predicts that those numbers will swell to over 5.9 million, or 92% of United States business establishments, by 2001. With nearly every large US business (i.e., more than 500 employees) connected to the Internet and with pressure to upgrade mounting, the connectivity market is expected to remain vibrant.

    Although the international market has been slower to embrace the advantages of the Internet, ACTIVMedia predicts that the European and Pacific Rim Web populations will grow at an "exponential rate." Based on its study of Web marketers, the upward curve in sales generated by the Internet is only just beginning as Web users become more accustomed to shopping on-line. Even in the United States, where Internet use is most advanced, Internet commerce is still in its infancy and experiencing tremendous growth. During the 1997 holiday season, on-line orders soared.

    Internet on-line services are fast becoming a new social phenomenon in shopping. "Electronic malls" are exerting a powerful on-line presence and the concept of electronic shopping malls and e-commerce, in the Company's view, will shape the future of world economics. The Company owns and operates a fully designed, state of the art Internet shopping presence on the World Wide Web named Consumer Net

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Marketplace (HTTP://WWW.CONSUMERMARKET.COM). Internet "search engines" offer on-line users quick and easy access to the Consumer Net Marketplace shopping mall.

    One of the crucial developmental aspects of on-line shopping malls is advancement of technologies. Design in three dimensional appearances enables users to simulate walking among stores from their computers or televisions while at the same time engaging in shopping. On-line stores provide text and/or catalog pictures of goods and services which can be purchased electronically and delivered directly to the customer. With proper design and technology, an Internet shopping mall has the capacity to rent space to an unlimited number of stores with unlimited inventory. As such, each store transcends the notion of a traditional store and can provide information hubs and service centers in addition to normal merchandise. New products and services, special discounts, and "sale items" can be advertised and changed daily. With an ever increasing global market, an Internet mall can generate substantial sales.

    The Company commenced operating its electronic shopping mall Web site in September 1996. The Company's electronic mall operates under the name Consumer Net Marketplace or "CNM" at HTTP:// WWW.CONSUMERMARKET.COM. Since the introduction of the Company's shopping mall, the Company maintains over 1,200 businesses averaging 1,000,000 hits per month by Internet users. CNM is listed with most major and secondary Internet search engines such as Yahoo, Alta Vista, Infoseek, Excite, Magellan, Lycos, HotBot and others.

    CNM plans to make on-line shopping increasingly cost effective, convenient and enjoyable as the CNM business plan envisions. The CNM Web site was awarded:

    - "FAME", a prestigious Award of Excellence for 1997.

    - "Starting Point", HotSite's Award in 1997.

    CNM suppliers include such companies as Netscape, Microsoft, Superior Bank Card Services, Advo Direct Marketing, BMD Solutions, Softbank, Modem Media, Left Field, Integrated Telemanagement Services, Yahoo, Excite, Web Crawler, Visa, Master Card, American Express and many other leading industry providers. The Company's customers are a wide range of independent private or public businesses now on-line or which need a presence on the Web, particularly small and medium sized, specialized vendors who would not otherwise have the national market exposure offered by the CNM shopping mall. The advertising customers currently include Amazon.com, USA Today, 800-Florals by Phillip's, Loralie, Hollywood Cookie Studio, Wired News, Advanced Comfort, Excite, Sports Center On-Line, Vinylvendors, Virtual Vineyards, C/NET, Toys R Us, Zip2, Fragrance Counter and many others within the CNM Network-TM-.

CNM STRATEGY

    CNM's objectives are to become a global ISP and VoIP telecommunications provider to its personal and business solution users of the Internet. The key elements of CNM's strategy include:

    EXPANSION OF CUSTOMER BASE. CNM believes that a key to its success in the competitive ISP market is to rapidly expand its user base, thereby amortizing its fixed assets over a larger revenue base and enhancing its ability to enter into favorable arrangements. The Company plans to accelerate its efforts and financial commitments to attract new users and will continue to aggressively advertise and promote its services to individuals and the business community.

    PERSONAL SERVICES AND BUSINESS SOLUTIONS. The Company offers an extensive range of services to both individuals and businesses. In order to continue to attract and retain individual users, the Company will offer user friendly Internet access and services. Accordingly, the Company will continue to devote significant resources to expanding its customer and technical support and enhancing its network operations capability. The CNM software, which includes front-end software and documentation for Windows 95 and Windows 98 users, is designed to make it easy for users to register and configure their system for Internet

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access. At the same time, the Company is enhancing its network infrastructure to offer highly sophisticated and complete business solutions, including VoIP, high end dedicated access, state of the art co-location services, and four highly demanded flavors of DSL products (aDSL, iDSL, sDSL, and xDSL). Moreover, the Company constantly works to develop new services, content and features to enhance that user experience.

    UTILIZATION OF THIRD PARTY SERVICE PROVIDERS. In order to maintain its focus on user needs, the Company leverages the infrastructure of others by leasing POP capacity from ICG Telecom Group, Inc., Pacific Bell Internet, Covad Communications, Inc., and IBM Technologies. In addition to lowering required capital expenditures, the Company believes that this approach gives it flexibility to rapidly expand its service coverage. Moreover, access to multiple networks provides users with increased service quality resulting from redundant network access. The Company will continue to pursue this strategy so that it can devote its significant resources to its sales and marketing efforts and to improving its users' Internet experience.

    ENHANCE MARKETING AND DISTRIBUTION. The Company plans to expand its targeted marketing programs and distribution efforts in geographic markets other than California in order to achieve a nationwide presence and obtain brand recognition. In order to achieve these goals the Company will utilized print publication, radio, billboards, and direct mail. CNM closely monitors the results of its marketing techniques as part of an ongoing effort to increase the cost-effectiveness of its marketing efforts.

    ENHANCE NETWORK INFRASTRUCTURE. To effectively attract new customers and continue to offer high quality service, the Company is making significant capital investments, including the expansion of its data center, accounting, and billing systems. CNM believes that its planned infrastructure will be adequate to manage a significant increase in its customer base.

    AGREEMENT WITH STARNET. Recently the Company entered into an agreement with Starnet, Inc. Under this agreement the Company will lease POPs throughout the United States from Starnet, Inc. These POPs, in conjunction with the Company's existing POPs, will allow the Company to offer its Internet connectivity services on a national basis.

COMPANY RESEARCH AND DEVELOPMENT

    VOICE OVER INTERNET PROTOCOL. At present, CNM is continuing its research and development of VoIP technology. VoIP technology simulates telephone conversations by processing analog signals which cannot be done on regular networks. VoIP technology allows the conversion of analog signals into digital data. The data is then moved digitally and transformed back into analog. The receiving telephone then produces the same high quality sound of the conversation as if it were a regular phone call.

    CNM is working on improving the existing VoIP technology which is still undergoing major developments. The key to VoIP's success in business applications is high quality voice reproduction, low bandwidth consumption, and gateway payback periods of less than 18-24 months. To that end, CNM is developing proprietary VoIP service to offer toll quality levels of sound reproduction, ensuring more widespread usage among its clients.

    The second key to VoIP's success is minimizing WAN bandwidth consumption. CNM is improving on "silence suppression" technology which recognizes periods of silence in a conversation or facsimile transmittal, and stops the transmission of IP speech packets during those periods. This technology can reduce bandwidth consumption by up to 60%.

    The most attractive aspect of VoIP technology is the cost savings it can bring to businesses. The cost savings can come from several areas: (1) reduced intracompany voice and facsimile communications costs, (2) reduced selected PSTN communications costs by using off-net calling, (3) reduced selected 800 number calling costs by making local numbers that ride over the corporate IP network available to outside callers, and (4) reduced costs from reducing the number of telephone lines in proportion to the offloading of calling volume to the VoIP network.

    PROVISIONING SYSTEM. CNM has developed a proprietary provisioning system for allocating resources for its Web Server/ATM. This system allows the end user to set up various levels of virtual Web services without a system administrator. The end user is able to:

    - register a domain name

    - move a domain name from another ISP

    - determine the resources the end user requires, including

           -- number of email accounts

           -- monthly transfer

           -- disk space

           -- database access

           -- front page access

           -- e-commerce merchant accounts

    - add or subtract incremental offerings to the end user's site at a later date, including

           -- additional email users

           -- additional disk space

           -- higher transfer

    - select payment options

    The end user can also use the provisioning system as a maintenance tool kit. If the end user experiences a problem with his site, the end user can use the CNM provisioning system tool kit to analyze the site for errors. In many instances, the tool kit can fix the problem. If the tool kit is unable to fix the problem, the provisioning system tool kit will provide the CNM administrator with a diagnostic printout.

    The provisioning system interacts with the CNM billing system allowing for various departments to access an end user's history information. The provisioning system can also be used to:

    - set up and sell dedicated connectivity services

    - set up and sell personal dial up products

    - set up resources for co-located services

    - manage and maintain these accounts

    The provisioning system reduces costs in terms of the following:

    - reduced system administrative personnel for handling account settings and troubleshooting

    - reduced staff costs for account billing and tracking

    - increased customer satisfaction

MARKETING AND REVENUES

    The Company's current or anticipated sources of revenue are derived from (i) Web site development fees paid by customers, primarily businesses, which engage the Company to design and establish Web sites for them on the Internet, (ii) Web site hosting fees, (iii) fees for virtual domain hosting, (iv) fees for co-location services (v) fees for business consulting relating to conducting commerce and advertising on the Internet, (vi) fees for designing Intranet and Internet solutions for networking projects, (vii) Web site advertising fees from advertisers on the CNM Network-TM- Web site, (viii) fees for monitoring and upgrading Web sites for other businesses, (ix) fees for dial-up Internet access service, X2, 56K Flex ISDN and frame relay, and (x) fees for developing corporate firewalls and other Internet security features. The Company is presently designing the infrastructure and is retaining additional management with the technical expertise to enable it to provide the following services from which future revenue may potentially be earned: (a) secure commercial transactions on the Internet utilizing the Company's proprietary e-commerce (shopping cart) technology which is planned for use on the CNM Network-TM- Web site and for licensing to third parties, (b) VoIP, (c) QOS voice and data telecommunications, (d) video and real audio streaming, (e) Web support provisioning system software for use by the Company and its licensees, (f) licensing the Company's proprietary search engine currently in development and
(g) other proprietary products which may be developed by the Company in the future. The Company recently established a high capacity OC-12x3 ATM SONET to provide Internet backbone solutions nationwide beginning with the State of California.

    CNM currently promotes and advertises its business via the Internet and a wide variety of other media campaigns. The Company has recently entered into extensive advertising agreements with Eller Media Company, Advo, Visa Card, Cable Networks and several major Southern California radio stations as well as multiple reseller agreements to conduct the Company's retail marketing program for prospective dial-up and business solution customers.

    Through the Company's agreement with VISA, customers in the Los Angeles area who already charge monthly Internet access service fees will receive information in their monthly VISA statements about the Company's dial-up access service. These advertisements will allow customers to sign-up for the Company's service and to charge the monthly access fee directly to their VISA accounts. The term of the Company's agreement with VISA is month to month.

    The Company entered into an advertising agreement with Eller Media Company in June 1998. In addition, Eller Media Company has agreed in principle to provide the Company with extensive billboard and other outdoor advertising in Southern California at certain rates in exchange for the right to subscribe for up to 1,000,000 shares of the Company's Common Stock. See "BUSINESS--Proposed Agreement with Eller Media."

    The Company has an agreement with Advo Direct Marketing for direct mass mailings of the Company's advertising materials to specific areas of the Southern California market. The direct mailing campaign may be expanded to other areas of the United States in the future, in coordination with the planned expansion of the Company's telecommunications network. The current mailing campaign with Advo commenced in May 1998 and is scheduled to continue through December 1998. The Company also plans to advertise its Internet access services on local radio stations from San Diego to Santa Barbara beginning in September 1998. The Company has already purchased advertising time on a month-to-month basis.

    The marketing activities for the Consumer Net Marketplace Shopping Mall are conducted out by CNM's in-house sales and marketing force. CNM screens and identifies potential vendors via email, facsimile, and telephone, and then prioritize each vendor accordingly. CNM's criteria for vendors in its shopping mall include diversity, name recognition, commercial reputation and sales volume.

AGREEMENT WITH ELLER MEDIA

    The Company is currently conducting a major billboard advertising campaign throughout Southern California with Eller Media Company, an advertising firm specializing in marketing programs utilizing outdoor billboards, shelters and other outdoor venues. In connection with the current program, Eller Media Company and the Company entered into a subscription agreement on October 7, 1998 pursuant to which Eller Media has agreed to provide additional remnant outdoor advertising space to CNM at a price equal to 50% of the negotiated rate for outdoor advertising space in the market where the remnant space is available (excluding any production costs), in consideration for shares of CNM's Common Stock at a price of $2.00 per share. Eller Media will subscribe for shares as CNM orders advertising services. Eller Media has the right to subscribe for up to 1,000,000 shares of CNM's Common Stock pursuant to the agreement, depending on the level of orders made by the Company. The subscription agreement terminates on December 31, 1999, regardless of the number of shares of CNM Common Stock to which Eller Media subscribes by that date pursuant to the agreement. The subscription agreement also provides that Eller Media Company has certain piggyback registration rights with respect to its shares of CNM, applicable to the next registration statement (except on Form S-4 or S-8) after the registration statement encompassing this Prospectus, to the extent that Eller Media Company cannot sell such shares pursuant to Rule 144. If the next registration statement has an underwriter, then the underwriter may reduce the number of Eller Media Company's shares registered if other selling security holders' shares on the registration statement, if any, are also reduced on a pro rata basis.

PREVIOUS FINANCING AND DEVELOPMENT ARRANGEMENT

    Fredrick Rice and certain associates formed Consumer Net Partners, a California general partnership ("CNP"), in 1996 with $500,000 of contributed equity. Approximately 85% of the of the partnership equity (after deducting expenses related to the operation and formation of the general partnership) was allocated to Consumers On-Line Development Group, Inc. ("COLD Group"). Pursuant to a Management Agreement with CNP, COLD Group was engaged to manage and oversee the development of an on-line shopping mall. COLD Group was also engaged to purchase equipment and design software programming for the CNM electronic shopping mall and for the development of merchant participation in the mall, including the preparation of marketing and lead-generation materials to promote the mall. The COLD Group served as the managing partner of CNP with Fredrick Rice as the principal shareholder and President of the COLD Group. The COLD Group dissolved in July 1997 and assigned all of its rights to CNP. See "CERTAIN TRANSACTIONS." The remaining partnership equity, approximately 15%, was allocated to the Company to participate in the promotion and start up operation of the CNM electronic shopping mall. CNP also advanced funds to the Company to finance the Company's ability to provide support services to CNP and the COLD Group for the CNM shopping mall. The Company is repaying the advance as part of its purchase of all of CNP's and the COLD Group's interest in the CNM electronic shopping mall and related intangible assets.

    Pursuant to the CNP Partnership and Management Agreements, 75% of net income generated by the CNM shopping mall would be paid to CNP and allocated as follows: 75% to the CNP general partners (after deducting partnership expenses) and 25% to the COLD Group. On December 31, 1997, the Company purchased all of the rights and interests held by CNP in the Company's potential income for a combination of a promissory note payable on demand and options to purchase the Company's Series 1 Class B Common Stock. The aggregate purchase price was (i) $500,000, payable by issuance of a noninterest-bearing promissory note payable to CNP upon demand (which includes repayment of the advance by CNP, the proceeds of which will be allocated among the CNP partners along with the balance of the Company's payment on the promissory note), plus (ii) options to purchase 250,000 shares of Series 1 Class B Common Stock for a period of three years at a purchase price of $.50 per share. Pursuant to CNP's General Partnership Agreement, the written consent of a majority-in-interest of the partners of CNP must approve the sale of rights to the Company. The consent of a majority-in-interest of the partners of CNP has been obtained.

PRIOR PRIVATE PLACEMENT OF STOCK

    Commencing on October 1, 1997, the Company made a private placement of its Series 1 Class A Common Stock to investors for a purchase price of $2.00 per share pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of the Regulation D promulgated under Section 4(2). The private placement terminated on October 8, 1998. Pursuant to the private placement, the Company issued 1,534,250 shares of its Common Stock and raised $3,068,500 in total capital. See "SELLING SECURITY HOLDERS."

COMPETITION

    The market for the Company's Internet related services is diverse and highly competitive. The competition is expected to continue to increase significantly. The Internet is characterized by few barriers to entry, relatively low participation costs, and innovative and rapidly expanding services. The Company expects competition to persist, intensify, and increase in the future. Most of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases, and significantly greater financial, technical, and marketing resources than the Company. Although the Company believes that the diversity of the Internet market will provide opportunities for a variety of marketing techniques, it is possible that the industry could become dominated by a limited number of entities. The Company competes directly with several other ISPs, IPPs, and companies offering a variety of on-line services. Some of these existing competitors, as well as potential future competitors, have or could have significantly greater financial, technical, and marketing resources than the Company. The Company believes that the principal competitive factors in its market are Web site location recognition, variety of products and services, and technological innovation. The Company believes that its current ISP and IPP services, VoIP services, and shopping mall configuration will provide it with the opportunity to compete effectively in the market. See "RISK FACTORS--Competition."

GOVERNMENT REGULATION

    The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to commerce on the Internet. Nevertheless, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, telephone services, and characteristics and quality of services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services and increase the Company's cost of doing business, or otherwise have an adverse effect on the Company's business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, telephony, libel and personal privacy is uncertain. See "RISK FACTORS--Government Regulatory Policy Risks."

PROPRIETARY RIGHTS

    The Company believes its trademarks, service marks, trade secrets and intellectual property are essential to its success. The Company relies upon trademark and copyright law, trade secret protection and confidentiality agreements with its employees, customers and others to protect its proprietary rights. The Company has registered the domain names "cnmnetwork.com," "consumermarket.com," and "cnminc.com" with Internic for the exclusive use of such names on the Internet. The Company has registered its service marks and trademarks in the United States and internationally, including "CNM Network-TM-," "CNM Inc.," "Consumer Market," and "Consumer Net Marketplace." While the Company will endeavor to rely on trademark, trade secret, and copyright law to protect its technology, the Company believes that factors such as the technologies and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are more essential to establishing and maintaining a technology leadership position. The Company presently has no patents or patent applications pending. There can be no assurance that others will not develop technologies that are similar or superior to the Company's technologies.

    The Company has entered into confidentiality or license agreements with its employees, consultants and vendors, and generally controls access to and distribution of its other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's products or technology without authorization, or to develop similar technology independently. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries, and the global nature of the Internet makes it virtually impossible to control the ultimate destination of the Company's products. To license its products, the Company will primarily rely on licenses that are not signed by the end-user and, therefore, may be unenforceable under the laws of certain jurisdictions. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology or that such agreements will be enforceable. Furthermore, while the Company attempts to monitor the product quality and customer service provided by CNM, there is no assurance that such participants will not offer and sell products or services that might adversely affect the reputation or utilization of the CNM Network-TM-. See "RISK FACTORS."

EMPLOYEES

    As of October 7, 1998 the Company employs 32 full-time and over 20 part time employees, including four senior executive officers, twelve computer engineering systems administrators and programmers, seven administrative personnel, nine marketing representatives and assistants, and multiple customer support personnel. The Company may engage outside consultants in the future, including systems and software analysts and marketing personnel. See "MANAGEMENT."

    The Company is highly dependent on the technical and managerial skills of its key employees, including technical, sales, marketing, financial, and executive personnel, and on its ability to identify, hire and retain additional personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to retain existing personnel or to identify or hire additional personnel. In addition, the Company is highly dependent on the continued services of its senior management team, which currently is composed of a small number of individuals. The inability to attract, hire or retain the necessary technical, sales, marketing, financial and executive personnel, or the loss of the services of any member of the Company's senior management team, could have a material adverse effect on the Company's business, financial condition and results of operations.

SEASONALITY

    The Company's operations are not expected to be affected by seasonal fluctuations, although the Company's cash flow may be affected by fluctuations in the timing of cash receipts from its customers.

FACILITIES

    The Company's executive offices are located at 1900 Los Angeles Avenue, Second Floor, Simi Valley, California 93065, (805) 520-7170. The Company's Internet addresses are: WWW.CNMNETWORK.COM, WWW.CONSUMERMARKET.COM, and WWW.CNMINC.COM. The Company's email address is: info@cnmnetwork.com. Information contained on the Company's World Wide Web site shall not be deemed to be a part of this Prospectus. The Company has signage rights at its executive offices, which are expected to accommodate projected demand for space over the next two years.

    The Company has also secured POP sites in several other locations throughout the Los Angeles Metropolitan Area to provide dial-in coverage for personal dial up access to the Internet. Additional POPs are expected to be obtained either
(i) pursuant to traditional leases for space or (ii) pursuant to equipment facilities (barter) agreements under which the Company will receive space for its switching equipment in consideration for providing a certain amount of bandwidth access to the landlord. The Company anticipates that it will obtain future POP locations primarily through barter arrangements.

                               LEGAL PROCEEDINGS

    The Company is not currently aware of any legal proceedings or claims that it believes will or could have a material adverse effect on the Company's financial position or results of operation.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information with respect to the Company's directors and executive officers as of October 7, 1998.

NAME                                           AGE      POSITION
-----------------------------------------  -----------  -----------------------------------------------------------------
Fredrick J. Rice.........................          40   Chairman of the Board of Directors, President,
                                                        Chief Executive Officer and
                                                        Chief Financial Officer

Donald Lee Carver........................          43   Vice President of International Network Development

Christopher Young........................          26   Senior Computer Systems Engineer and Systems Analyst

Jon P. DeOng.............................          26   Senior Computer Systems Engineer and Systems Analyst

Christopher Fogel........................          25   Senior Computer Systems Engineer and Systems Analyst

Laura Murtagh............................          29   Secretary

Kenneth K. Lattin........................          52   Director

Charles Rice.............................          34   Director

Dr. Douglas Benson.......................          67   Director

Mark J. Richardson.......................          45   Director

    FREDRICK J. RICE is the founder of Consumer Net Marketplace, Inc. Mr. Rice has been President, Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company since the Company's inception in January 1996. Prior to founding the Company, in 1995, Mr. Rice was the President and Chairman of the Board of Directors of Consumers On-Line Development, Inc., the managing partner of Consumer Net Partners, a California general partnership. See "CERTAIN TRANSACTIONS." Mr. Rice, from 1990 through 1995, held various positions in the securities and financial services industry involving stocks, funds and venture capital interests and was a securities broker registered with the National Association of Securities Dealers, Inc. Mr. Rice settled an administrative proceeding with the Securities and Exchange Commission which permanently enjoins him from any violations of certain sections of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Mr. Rice has an extensive advertising and marketing background in print media, radio and television broadcast for over 14 years. Fredrick Rice is the brother of Charles Rice.

    DONALD LEE CARVER has been the Vice President of International Network Development for the Company since March 1998. Mr. Carver oversees CNM's development of its global network by utilizing his relationships with foreign government officials and representatives of other telecommunication companies developed during his career. Prior to joining the Company, Mr. Carver was the Senior Systems Administrator for the Web Hosting Division of Netcom On-line Communications, Inc. from November 1996 until March 1998, where he was responsible for the administration and maintenance of co-located servers. He was also responsible for developing and implementing a centralized NFS server farm and automated backup recovery strategy for the Web hosting section, as well as developing and implementing strategies to migrate from 10 BaseT passive hub base network for the server farm to a fully switched 100 BaseTx network. Mr. Carver worked with Pentium 200 Web servers, along with a variety of other related hardware, and NT3.51, NT4.0, Irix, Linux and other related software. From July 1996 until November 1996, Mr. Carver was an Internet Software Developer for Comat InterActive and the Web Master for www.comat.com. During his tenure with Comat, Mr. Carver developed international relationships for networking and Internet development. These relationships included individuals in the ministries of telecommunications in India and Pacific Rim nations. Mr. Carver has also fostered relationships with representatives of major telecommunication firms doing business in these countries. Mr. Carver worked for the Dallas Planning Department as a UNIX/WinNT Network Administrator from December 1989 until July 1996, where he installed and configured the City's Internet connection and services. Mr. Carver was a GIS Analyst for the City of Dallas Planning Department from February 1986 until December 1989. Mr. Carver attended the University of North Texas commencing in 1984 where he earned most of the credits necessary for a Bachelors of Science in Urban Geography and Earth Sciences. Mr. Carver earned an Associate Degree in Applied Science-Horticulture from Tarrant County Junior College in 1981. Mr. Carver has earned several supplemental certificates in various systems and network administration environments.

    CHRISTOPHER L. YOUNG has been a Senior Computer Engineer and Systems Analyst with the Company since March 1998. Prior to joining the Company, Mr. Young was a Systems Administrator with Netcom On-line Communications, Inc. in Dallas, Texas from May 1997 until March 1998, where he was responsible for managing a wide variety of Web servers, primarily utilizing Linux, Intel hardware and the Apache Web server. Mr. Young was responsible for third level technical support on all Web hosting related services, including domain home services, FTP services, electronic mail service, SQL services and Front Page services. Mr. Young was also responsible for monitoring Netcom's network, installing and configuring the Oracle Database System, and utilizing a variety of hardware and software tools, including 3Com's HP Openview, Sun Microsystem's workstations, Digital's servers, Budtool, Sun OS, Windows NT Sever and Workstation and Mac OS. From June 1996 until May 1997, Mr. Young was a Systems Administrator for Hownet Communications, where he managed Hownet's computer network (Internet), administered all accounts, database security, and hardware and software technical support, and performed HTML programming, graphic design and photography. Mr. Young has also been a Web page designer for WebStuff Networks and a Sales and Technical Support Trainer for The Internet Store. Mr. Young's basic skills include UNIX administration, networking, operating systems, and software programming and applications.

    JON P. DEONG has been a Senior Computer Engineer and Systems Analyst with the Company since March 1998. Prior to joining the Company, Mr. DeOng was a Senior Systems Administrator in the Web Hosting Department of Netcom On-line Communications, Inc. in Dallas, Texas from June 1996 until March 1998. As the Senior Systems Administrator, Mr. DeOng was responsible for the business center design and software specification, administrative tool set, installation, configuration, maintenance and monitoring of over 50 secure Unix Internet Web servers, eight secure NT Internet Web servers and co-located servers and customers. Mr. DeOng was also responsible for third level technical support for all Web hosting related services, including domain home services, FTP services, electronic mail services, SQL services and FrontPage services. Mr. DeOng also worked with the development group to design, implement and support Automated Web Hosting Software, on-line payment services, and dial-up access service. From June 1994 until June 1996, Mr. DeOng worked with the Texas Department of Health as a Technical Clerk III in the NICADS Department. From February 1992 until June 1994, Mr. DeOng was an Information Systems Supervisor for Labels On The Go. Mr. DeOng has computer software and systems experience in troubleshooting, automation, firewall setup, network traffic information, disk usage information, processing Internic data, establishing list servers and collecting statistics.

    CHRISTOPHER FOGEL has been a Senior Computer Engineer and Systems Analyst with the Company since March 1998. Prior to joining the Company, Mr. Fogel was a Senior Systems Administrator in the Web Hosting Department of Netcom On-line Communications, Inc. in Dallas, Texas from September 1996 until March 1998. As the Senior Systems Administrator, Mr. Fogel was the business center architect, responsible for data flows and software module specification and coding various Perl interfaces, the installation, configuration, maintenance and monitoring of over 50 secure Unix Internet Web servers, eight secure NT Internet Web servers and co-located servers and customers. Mr. Fogel was also responsible for third level technical support for all Web hosting related services, including domain home services, FTP services, electronic mail services, SQL services and FrontPage services. Mr. Fogel also worked with the development group to design, implement and support Automated Web Hosting Software, on-line payment services, and dial-up access service. From January 1996 until September 1996, Mr. Fogel worked with CyberRamp

L.L.C. in Dallas, Texas as a Systems Administrator. Mr. Fogel was responsible for System Maintenance of six UNIX machines, maintenance of machine service including: Web Servers, Domain Name Service (DNS), Users accounts, Email, FTP servers and POP servers. Configuration and usage of network equipment including:
Ascend MAX 4000, Ascend Pipeline 25 (and 50), Gandalf Edge Router, Cisco 4000 and Motorola BitSurfer Pro. From September 1994 until January 1996, Mr. Fogel was the System Administrator of Project Development for Moorhead State University in Moorhead, MN. Mr. Fogel was responsible for designing all facets of the schools existing Web server and site, system maintenance of the UNIX machine upon which the Web site and all pertaining data was placed, assisting students with computer related problems and related projects.

    LAURA MURTAGH became the Secretary of the Company on September 30, 1998. Ms. Murtagh has been in the private practice of law since 1994. In August 1998, Ms. Murtagh joined the law firm of Richardson & Associates where she practices in the areas of corporate and securities law. Prior to joining Richardson & Associates, Ms. Murtagh was an associate with the law firm of Preston, Gates & Ellis LLP. At Preston, Gates & Ellis LLP, Ms. Murtagh practiced in the area of high technology intellectual property law. Prior to joining Preston, Gates & Ellis LLP, Ms. Murtagh was corporate counsel for Zenith Information Systems, Inc. Ms. Murtagh graduated from the University of California, Berkeley with honors in 1991 with a Bachelors of Arts. Ms. Murtagh earned a Juris Doctor from Boston University School of Law in 1994, graduating cum laude. Ms. Murtagh is a member of the California State Bar.

    KENNETH K. LATTIN became a Director in August 1998. Mr. Lattin has been an active real estate broker for over 18 years, specializing in office, commercial, and industrial property. Mr. Lattin is President of the Edwin S. Johnson Company, a real estate investment and development company, and owns Trevent Management, a property management and real estate consulting company. After graduating from the University of Southern California in 1972 with a Bachelor of Science in Business with an emphasis in Accounting, Mr. Lattin worked for five years as a senior auditor for Price Waterhouse assisting clients such as Disney, Toyota, and U.S. Steel. As a First Lieutenant in the U.S. Army, Mr. Lattin served in Vietnam as a platoon leader, company commander, and battalion and brigade operations officer. He was awarded the Silver Star, Bronze Star with V divice, Bronze Star with oak leaf cluster, Army Commendation medal, and Purple Heart.

    CHARLES RICE became a Director in August 1998. Since 1990, Mr. Rice has been the President of Cmeca Corporation, a production services corporation for film, television, commercials, and video. Involved in over 300 feature film products and award winning videos, Mr. Rice has worked with Warner Brothers, Universal, Saban, Sony, Disney, NBC, ABC, CBS, FOX, and Paramount. At Cmeca, Mr. Rice has developed sales, direct marketing, and administrative service divisions and designed marketing campaigns and a training program. Prior to working at Cmeca, in 1985 Mr. Rice founded Perfect Image, an industrial advertising and marketing corporation, with offices throughout Southern California. At Perfect Image, Mr. Rice developed advertising and promotional campaigns for subsidiaries of Unocal, Chevron, Texaco, Mobil, and other major oil companies. In 1982 Mr. Rice joined National Image's sales department and eventually became a regional vice president. Mr. Rice attended California State University of Northridge where he earned a degree in Business Administration with an emphasis in Finance and a minor in real estate. Mr. Rice is the brother of Fredrick Rice.

    DR. DOUGLAS BENSON became a Director in August 1998. Dr. Benson has practiced family medicine in Los Angeles, California for 37 years. Dr. Benson received his Bachelor degree from Andrews University and his Doctor of Medicine from Loma Linda University. Dr. Benson served on the Board of Directors of Andrews University for over ten years. He was a founder, majority stockholder, and Director of Heritage Bank in Berrien Springs, Michigan which received praise from the Michigan Bank Examiners Office as the first bank to show a profit in the first year of business. Now retired, Dr. Benson manages his investments which include commercial and farm real estate, real estate development, and Hardwood Equities, a company that produces black walnut trees. Dr. Benson is the general partner of Edwin S. Johnston Co., a purchaser of shares of CNM in the Company's previous private placement of stock. See "SELLING SECURITY HOLDERS."

    MARK J. RICHARDSON has been a Director of the Company since September 30, 1998. Mr. Richardson has been in the private practice of law since 1978 in the areas of corporate and securities law, and has had his own law firm in those practice areas since June 1993. Prior to forming his own law firm, Mr. Richardson was a partner and an associate in private law firms and the Vice-President of a Southern California savings and loan institution, responsible for real estate securities. Mr. Richardson graduated from the University of Michigan summa cum laude in 1975 with a Bachelors of Science from the School of Natural Resources, with Phi Beta Kappa honors. Mr. Richardson earned a Juris Doctor from the University of Michigan Law School in 1978, graduating cum laude. Mr. Richardson is a member of the California State Bar and Los Angeles County Bar Associations. He was a contributing author to the Prentice Hall publication CALIFORNIA STATE PARTNERSHIP LAW from 1985 to 1993.

    All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

BOARD OF DIRECTORS AND COMMITTEES

    The Company's Board of Directors presently consists of five members:
Fredrick J. Rice, Charles Rice, Mark J. Richardson, Kenneth K. Lattin, and Dr. Douglas Benson. The Board of Directors may be expanded in the future. All employee and consultant compensation, including payroll expenditures, salaries, stock options, stock incentives, and bonuses, must be approved by the unanimous consent of the members of the Compensation Committee of the Company's Board of Directors, whose members have not yet been determined. The Compensation Committee is expected to be comprised of Directors who are not executive officers of the Company. The Bylaws of the Company generally provide for majority approval of directors in order to adopt resolutions.

    The Board of Directors intends to appoint an Audit Committee. The Audit Committee will be authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company prior to publication, and to review the work of, and approve non-audit services preformed by, such independent accountants. The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee will also review the effectiveness of the financial and accounting functions and the organization, operations and management of the Company.

EXECUTIVE COMPENSATION

    No executive officer of the Company received compensation from the Company in excess of $100,000 during the fiscal year ending December 31, 1997. Upon the availability of funds, the Company expects to commence paying an annual salary to Fredrick Rice, the President and Chairman of the Board of Directors of the Company, equal to $180,000 per year, as well as a company automobile allowance. The compensation payable to the Company's executive officers will generally not exceed that which is customarily paid in the industry by companies of comparable size and in the same geographic areas. Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee of the Board are expected to be an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving on the Company's Compensation Committee.

EMPLOYMENT AGREEMENTS AND STOCK OPTION PLAN

    The Company has entered into employment agreements with its executive officers and other key employees of the Company. All of the employment agreements are terminable at will. A stock incentive program (the "1997 Stock Option Plan") for the directors, executive officers, employees and key consultants of the Company has been adopted pursuant to which 2,000,000 shares of authorized but unissued Series 1 Class A Common Stock and 100,000 shares of authorized but uninsured Series 1 Class B Common Stock have been reserved for issuance to the officers, directors, employees and key consultants of the Company. Within 90 days after the effective date of the Registration Statement encompassing this Prospectus, the Company intends to file a Form S-8 Registration Statement registering the Company's 1997 Stock Option Plan under the Securities Act of 1933, as amended, as well as the other stock options issued outside of the 1997 Stock Option Plan. See "DESCRIPTION OF CAPITAL STOCK--Stock Options Granted Outside of the Plan." As of October 7, 1998, the following stock options have been issued to the directors, executive officers and key employees of the Company under the 1997 Stock Option Plan:

                   OPTIONS FOR SERIES 1 CLASS A COMMON STOCK

                                                DATE OF    NUMBER OF        VESTING         EXERCISE     EXPIRATION
NAME OF GRANTEE                                  GRANT      OPTIONS       SCHEDULE(1)       PRICE(2)        DATE
---------------------------------------------  ---------  -----------  ------------------  -----------  ------------
Randy D. Greene..............................   12/15/97     200,000     40,000: 12/15/97   $    2.00     12/15/2000
                                                                         40,000: 12/15/98                 12/15/2001
                                                                         40,000: 12/15/99                 12/15/2002
                                                                         40,000: 12/15/00                 12/15/2003
                                                                         40,000: 12/15/01                 12/15/2004

Donald Lee Carver............................    3/25/98     200,000      40,000: 3/25/98   $    2.00      3/25/2001
                                                                          40,000: 3/25/99                  3/25/2002
                                                                          40,000: 3/25/00                  3/25/2003
                                                                          40,000: 3/25/01                  3/25/2004
                                                                          40,000: 3/25/02                  3/25/2005

Christopher L. Young.........................    3/16/98     100,000      20,000: 3/16/98   $    2.00      3/16/2001
                                                                          20,000: 3/16/99                  3/16/2002
                                                                          20,000: 3/16/00                  3/16/2003
                                                                          20,000: 3/16/01                  3/16/2004
                                                                          20,000: 3/16/02                  3/16/2005

Christopher L. Young.........................    8/31/98     100,000      20,000: 8/31/98   $    2.00      8/31/2001
                                                                          20,000: 8/31/99                  8/31/2002
                                                                          20,000: 8/31/00                  8/31/2003
                                                                          20,000: 8/31/01                  8/31/2004
                                                                          20,000: 8/31/02                  8/31/2005

                                                DATE OF    NUMBER OF        VESTING         EXERCISE     EXPIRATION
NAME OF GRANTEE                                  GRANT      OPTIONS       SCHEDULE(1)       PRICE(2)        DATE
---------------------------------------------  ---------  -----------  ------------------  -----------  ------------
Jon P. DeOng.................................    3/16/98     100,000      20,000: 3/16/98   $    2.00      3/16/2001
                                                                          20,000: 3/16/99                  3/16/2002
                                                                          20,000: 3/16/00                  3/16/2003
                                                                          20,000: 3/16/01                  3/16/2004
                                                                          20,000: 3/16/02                  3/16/2005

Jon P. DeOng.................................    8/31/98     100,000      20,000: 8/31/98   $    2.00      8/31/2001
                                                                          20,000: 8/31/99                  8/31/2002
                                                                          20,000: 8/31/00                  8/31/2003
                                                                          20,000: 8/31/01                  8/31/2004
                                                                          20,000: 8/31/02                  8/31/2005

Christopher Fogel............................    3/31/98     100,000      20,000: 3/30/98   $    2.00      3/30/2001
                                                                          20,000: 3/30/99                  3/30/2002
                                                                          20,000: 3/30/00                  3/30/2003
                                                                          20,000: 3/30/01                  3/30/2004
                                                                          20,000: 3/30/02                  3/30/2005

Christopher Fogel............................    8/31/98     100,000      20,000: 8/31/98   $    2.00      8/31/2001
                                                                          20,000: 8/31/99                  8/31/2002
                                                                          20,000: 8/31/00                  8/31/2003
                                                                          20,000: 8/31/01                  8/31/2004
                                                                          20,000: 8/31/02                  8/31/2005

Olivia Salyer................................   12/15/97      20,000      4,000: 12/15/97   $    2.00     12/15/2000
                                                                          4,000: 12/15/98                 12/15/2001
                                                                          4,000: 12/15/99                 12/15/2002
                                                                          4,000: 12/15/00                 12/15/2003
                                                                          4,000: 12/15/01                 12/15/2004

Olivia Salyer................................    5/01/98      10,000       2,000: 5/01/98   $    2.00      5/01/2001
                                                                           2,000: 5/01/99                  5/01/2002
                                                                           2,000: 5/01/00                  5/01/2003
                                                                           2,000: 5/01/01                  5/01/2004
                                                                           2,000: 5/01/02                  5/01/2005

Richard Knittle..............................    7/01/98      20,000       4,000: 7/01/98   $    2.00      7/01/2001
                                                                           4,000: 7/01/99                  7/01/2002
                                                                           4,000: 7/01/00                  7/01/2003
                                                                           4,000: 7/01/01                  7/01/2004
                                                                           4,000: 7/01/02                  7/01/2005

Charles Rice.................................    7/01/98     300,000      60,000: 7/01/98   $    2.00      7/01/2001
                                                                          60,000: 7/01/99                  7/01/2002
                                                                          60,000: 7/01/00                  7/01/2003
                                                                          60,000: 7/01/01                  7/01/2004
                                                                          60,000: 7/01/02                  7/01/2005

Kenneth K. Lattin............................    8/04/98     400,000      80,000: 8/04/98   $    2.00      8/04/2001
                                                                          80,000: 8/04/99                  8/04/2002
                                                                          80,000: 8/04/00                  8/04/2003
                                                                          80,000: 8/04/01                  8/04/2004
                                                                          80,000: 8/04/02                  8/04/2005

                                                DATE OF    NUMBER OF        VESTING         EXERCISE     EXPIRATION
NAME OF GRANTEE                                  GRANT      OPTIONS       SCHEDULE(1)       PRICE(2)        DATE
---------------------------------------------  ---------  -----------  ------------------  -----------  ------------
Dr. Douglas Benson...........................    8/31/98     100,000      20,000: 8/31/98   $    2.00      8/31/2001
                                                                          20,000: 8/31/99                  8/31/2002
                                                                          20,000: 8/31/00                  8/31/2003
                                                                          20,000: 8/31/01                  8/31/2004
                                                                          20,000: 8/31/02                  8/31/2005

Judd L. Bourgeois............................    8/31/98      10,000       2,000: 8/31/98   $    2.00      8/31/2001
                                                                           2,000: 8/31/99                  8/31/2002
                                                                           2,000: 8/31/00                  8/31/2003
                                                                           2,000: 8/31/01                  8/31/2004
                                                                           2,000: 8/31/02                  8/31/2005

William J. Lawrence..........................    8/31/98       5,000       1,000: 8/31/98   $    2.00      8/31/2001
                                                                           1,000: 8/31/99                  8/31/2002
                                                                           1,000: 8/31/00                  8/31/2003
                                                                           1,000: 8/31/01                  8/31/2004
                                                                           1,000: 8/31/02                  8/31/2005

Eric Hankins.................................    8/31/98      20,000       4,000: 8/31/98   $    2.00      8/31/2001
                                                                           4,000: 8/31/99                  8/31/2002
                                                                           4,000: 8/31/00                  8/31/2003
                                                                           4,000: 8/31/01                  8/31/2004
                                                                           4,000: 8/31/02                  8/31/2005

Denise J. Garcia.............................    8/31/98       5,000       1,000: 8/31/98   $    2.00      8/31/2001
                                                                           1,000: 8/31/99                  8/31/2002
                                                                           1,000: 8/31/00                  8/31/2003
                                                                           1,000: 8/31/01                  8/31/2004
                                                                           1,000: 8/31/02                  8/31/2005

Mark J. Richardson...........................    9/30/98      50,000      10,000: 9/30/98   $    2.00      9/30/2001
                                                                          10,000: 9/30/99                  9/30/2002
                                                                          10,000: 9/30/00                  9/30/2003
                                                                          10,000: 9/30/01                  9/30/2004
                                                                          10,000: 9/30/02                  9/30/2005

Laura D. Murtagh.............................    9/30/98      25,000       5,000: 9/30/98   $    2.00      9/30/2001
                                                                           5,000: 9/30/99                  9/30/2002
                                                                           5,000: 9/30/00                  9/30/2003
                                                                           5,000: 9/30/01                  9/30/2004
                                                                           5,000: 9/30/02                  9/30/2005

William Wu...................................   10/07/98       5,000      1,000: 10/07/98   $    2.00      10/7/2001
                                                                          1,000: 10/07/99                  10/7/2002
                                                                          1,000: 10/07/00                  10/7/2003
                                                                          1,000: 10/07/01                  10/7/2004
                                                                          1,000: 10/07/02                  10/7/2005

------------------------

(1) The vesting of all stock options accelerates in the event that the Company sells all or substantially all of its assets, merges with another company, is acquired by another company or enters into a similar business combination. The vesting of stock options also accelerates for officers, directors and key employees who are terminated from their position with the Company, after which they would have 90 days to exercise their vested options before they would expire.

(2) The exercise price is equal to the fair market value of each share of the Company's Common Stock on the date of the issuance of the options. Each stock option for Series 1 Class A Common Stock confers upon the holder the right to purchase one share of the Company's Series 1 Class A Common Stock for a price of $2.00 per share at any time from the vesting date to the expiration date.

KEY EMPLOYEES AND CONSULTANTS

    The Company has certain key employees and consultants who will assist in product and solution development, and implementation and marketing for the Company. These key employees and consultants will also perform marketing, administrative, and other services for the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Under California Corporation Law and the Company's Amended and Restated Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the director's (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

    The effect of this provision in the Company's Amended and Restated Articles of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholder's derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Amended and Restated Articles of Incorporation provide that if California law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The California Corporations Code grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. The Company's Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

    The Company intends to enter into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

    Under the California Corporations Code, a corporation's articles of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. The Company's Restated Articles of Incorporation do not require a larger percentage affirmative vote. As is permitted by the California Corporations Code, the Company's Bylaws give its Board of Directors the power to adopt, amend or repeal the Company's Bylaws. The Company's shareholders entitled to vote have concurrent power to adopt, amend or repeal the Company's Bylaws.

                              CERTAIN TRANSACTIONS

    Fredrick Rice and certain associates formed Consumer Net Partners, a California general partnership ("CNP") in 1996. CNP provided the start-up equity for the Internet shopping mall concept and previously held certain rights and interests in the electronic shopping mall business. Pursuant to CNP's Partnership Agreement, it retained a right to receive 75% of net income generated by the Company. From inception through December 31, 1997 the CNM shopping mall business had not generated any net income. Fredrick Rice also serves as the President and sole shareholder of Consumers On-Line Development, Inc. Consumers On-Line Development, Inc. was primarily responsible for managing and overseeing the development, creation, establishment and marketing of the CNM electronic shopping mall. Pursuant to a Management Agreement with CNP, Consumers On-Line Development, Inc. had a 25% net revenue interest in revenue received by CNP which is generated by the CNM electronic shopping mall business.

    In July 1997, Consumers On-Line Development, Inc. dissolved and assigned all of its rights to CNP. On December 31, 1997, the Company purchased all the rights and interest held by CNP in the CNM Internet shopping mall business, including all rights pursuant to the Management Agreement between CNP and Consumers On-Line Development, Inc. The Company issued to CNP a non interest-bearing promissory note in the principal amount of $500,000, payable on demand, and an option to purchase 250,000 shares of the Company's Series 1 Class B Common Stock at an exercise price of $.50 per share for a period of three years, in consideration for CNP's rights in the Company's business. See "BUSINESS-- Previous Financing And Development Arrangement." The Company has not and does not anticipate obtaining an independent valuation of the rights and interests being purchased. Although the Company believes the purchase consideration to be fair and reasonable, there is no assurance that such consideration reflects the true value of the rights and interests being acquired.

    Due to the positions held by Mr. Rice, he has a potential conflict of interest in any transactions between the Company and CNP. Mr. Rice is aware of these conflicts and will endeavor at all times to do what is in the best interest of each entity with which he is affiliated. If an objection is raised or if he should determine, on his own volition, that he cannot overcome any real or perceived conflict, Mr. Rice would withdraw from participating in such transaction. As indicated previously, the Company's purchase of rights from CNP received the approval of a majority in-interest of the general partners of CNP. Mr. Rice does not personally have any voting rights in the CNP general partnership.

                             PRINCIPAL STOCKHOLDERS

GENERAL

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 8, 1998: (a) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's executive officers and directors, and (c) by all officers and directors of the Company as a group.

                                                                                        PERCENTAGE OWNERSHIP
                                                                        SHARES        ------------------------
                                                                     BENEFICIALLY       BEFORE        AFTER
NAME AND ADDRESS OF OWNER                                              OWNED(1)       OFFERING(2)  OFFERING(3)
-----------------------------------------------------------------  -----------------  -----------  -----------
Fredrick Rice(4) ................................................
  1900 Los Angeles Ave., Second Floor
  Simi Valley, California 93065                                           5,000,000         76.5%        46.9%
All officers and directors
  as a group (5 persons).........................................         5,000,000(5)       76.5%       46.9%

------------------------

(1) The person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, except as otherwise indicated.

(2) Reflects 1,534,250 shares of the Company's Common Stock previously issued (as of October 8, 1998) in a private placement to outside investors. See "BUSINESS--Prior Private Placement of Stock."

(3) Assumes the issuance of 3,596,577 Shares offered by this Prospectus and the sale of 250,000 Outstanding Shares owned by Fredrick Rice. See "SELLING SECURITY HOLDERS."

(4) Fredrick Rice is the President, Chief Financial Officer, and Chairman of the Board of Directors of the Company. Mr. Rice received these shares as the founder of the Company. See "MANAGEMENT."

(5) Does not include (a) 75,000 shares of Series 1 Class B Common Stock owned by a prior unaffiliated consultant to the Company, (b) stock options to purchase up to 1,970,000 shares of the Company's Series 1 Class A Common Stock held by the executive officers, directors and employees of the Company, 394,000 of which are currently vested, (c) stock options to purchase up to 250,000 shares of the Company's Series 1 Class B Common Stock held by Consumer Net Partners, an affiliated general partnership, and (d) stock options to purchase up to 127,500 shares of the Company's Series 1 Class A Common Stock granted to certain investors outside of the Company's 1997 Stock Option Plan, 25,500 of which are currently vested. See "MANAGEMENT--Employment Agreements and Stock Options," "BUSINESS--Previous Financing and Development Arrangement," and "DESCRIPTION OF CAPITAL STOCK--Stock Options Granted Outside Plan."

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The authorized capital stock of the Company consists of 50,000,000 shares of Series 1 Class A Common Stock, no par value per share, of which 6,534,250 are issued and outstanding, 1,000,000 shares of Series 1 Class B Common Stock, $.001 par value per share, of which 75,000 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, no par value per share, none of which is issued. See "CAPITALIZATION."

COMMON STOCK

    The Company is authorized to issue 50,000,000 shares of Series 1 Class A Common Stock, no par value per share, of which 6,534,250 shares are issued and outstanding as of October 8, 1998. Holders of Series 1 Class A Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds available therefor, subject to any priority as to dividends for Preferred Stock that may be outstanding. See "DIVIDEND POLICY." Holders of Series 1 Class A Common Stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of more than 50% of the Series 1 Class A Common Stock issued and outstanding are entitled to vote, present in person or by proxy and constitute a quorum at all meetings of stockholders. The vote of the holders of a majority of Series 1 Class A Common Stock present at such a meeting will decide any question brought before such meeting, except for certain actions such as amendments to the Company's Restated Articles of Incorporation, mergers or dissolution's which require the vote of the holders of a majority of the outstanding Series 1 Class A Common Stock. Upon liquidation or dissolution, the holder of each outstanding share of Series 1 Class A Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to such stockholder after payment of all liabilities and after distributions to preferred stockholders legally entitled to such distributions. Holders of Series 1 Class A Common Stock do not have any preemptive, subscription or redemption rights. They are entitled to cumulative voting rights under the California Corporations Code. Under cumulative voting, minority shareholders may have the right to vote one or more members onto the Company's Board of Directors. See "DESCRIPTION OF CAPITAL STOCK--Cumulative Voting." The Series 1 Class B Common Stock essentially has all of the same rights as the Series 1 Class A Common Stock on a pro rata basis, including with respect to a liquidation, except that the holders of Series 1 Class B Common Stock have no voting or dividend rights. Each share of Series 1 Class B Common Stock is convertible into one share of Series 1 Class A Common Stock at any time. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

    The Company has authorized 1,000,000 shares of Preferred Stock, no par value. As of October 8, 1998 the Company has not issued any shares of Preferred Stock. The Preferred Stock may be issued in such series as are designated by the Company's Board of Directors, and the Board of Directors may fix the number of authorized shares of Preferred Stock for each series, and the rights, preferences, and privileges of each series of Preferred Stock.

STOCK OPTIONS GRANTED OUTSIDE PLAN

    The Company has granted stock options to purchase a total of 127,500 shares of the Company's Series 1 Class A Common Stock to 15 individuals outside of the 1997 Stock Option Plan. The exercise price of all of these stock options is $2.00 per share and they are exercisable for three years after vesting. The stock options were granted during the period of June 20, 1997 to August 31, 1998. The stock options vest one-fifth upon grant and one-fifth each year thereafter over a four year vesting period. Accordingly, as of October 7, 1998, 25,500 of the 127,500 stock options granted had vested. The stock options granted outside of the plan include 5,000 stock options granted to Bruce Seidel, President of the Southern California Shelter Division of Eller Media Company, and 5,000 stock options granted to Paul Thompson, Account Executive of the Southern California Division of Eller Media Company. The stock options granted outside of the plan also include 50,000 stock options granted to Edward Allen Consulting, an Internet marketing consulting firm. Edward Allen consulting is owned by the brother of Fredrick Rice, the President of the Company. These stock options were granted during the period from July 1997 to August 1998. See "BUSINESS--Proposed Agreement with Eller Media."

CUMULATIVE VOTING

    Pursuant to the Company's Bylaws and in accordance with the California Corporations Code, each holder of Series 1 Class A Common Stock is entitled to one vote for each share of the Company's Common Stock held, and such holders may be entitled to cumulative voting rights in the election of directors. Under the California Corporations Code, cumulative voting is not required unless, at the annual meeting and prior to the voting, at least one shareholder gives notice of his intention to cumulate his votes. If one shareholder gives notice of an intention to cumulate votes, then all shareholders have cumulative voting rights in the election of directors. If no such notice is given, voting for directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Under cumulative voting, each shareholder entitled to vote has the right to give one candidate a number of votes equal to the number of authorized directors multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he desires. As a result, each share of the Company's Series 1 Class A Common Stock has a number of votes equal to the number of authorized directors. The California cumulative voting law applies only to the election of directors and not to any other matters as to which shareholders may vote.

TRANSFER AGENT AND REGISTRAR

    The Company has selected US Stock Transfer Corporation in Glendale, California as the Transfer Agent and Registrar.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has been no market for the Common Stock of the Company. Future sales of Common Stock in the public market could adversely affect market prices prevailing from time to time. Sales of substantial amounts of Common Stock of the Company in the public market after various restrictions lapse could adversely affect the prevailing market price and the ability of the Company to raise equity capital in the future.

    Upon the completion of this offering, assuming that the maximum number of Shares offered by this Prospectus are sold, the Company will have 10,130,827 shares of Common Stock, of which 3,596,577 Shares of Common Stock and 403,423 Outstanding Shares sold in this offering will be freely tradable without restriction under the Securities Act. The 6,609,250 shares of Common Stock held by existing stockholders prior to this offering were issued and sold by the Company in reliance on exemptions from the registration requirements of the Securities Act and are deemed "restricted shares" under Rule 144. These shares may be sold in the public market only if registered, or pursuant to an exemption from registration such as Rules 144, 144(k) or 701 under the Securities Act of 1933, as amended. The existing shareholders of the Company have not entered into any lock-up or other agreements pursuant to which they have agreed not to sell the stock of the Company that they own. Accordingly, 5,075,000 shares will become eligible for immediate public resale subject to Rule 144, including the volume limitations of Rule 144(e). The remaining 1,534,250 shares held by existing stockholders will become eligible for public resale at various times following expiration of the one-year holding periods pursuant to Rule 144(d), subject to the volume limitations of Rule 144(e). After a holding period of two years, non-affiliates of the Company may sell their shares without volume limitations pursuant to Rule 144(k).

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year (including the holding period of any prior owner, except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of (i) one percent of the number of shares of Common Stock then outstanding (approximately 10,130,827 shares immediately after this offering) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the required filing of a Form 144 with respect to such sale. Sales under Rule 144 are generally subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without having to comply with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the effective date of this offering are entitled to sell such shares 90 days after the effective date of this offering in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and, in the case of persons who are not affiliates of the Company, without having to comply with the public information, volume limitation or notice provisions of Rule 144.

                            SELLING SECURITY HOLDERS

THE OUTSTANDING SHAREHOLDERS

    The selling shareholders include (i) Fredrick Rice who was issued a total of 5,000,000 founder's shares, and (ii) 120 investors who purchased 1,534,250 shares in a private placement between October 1, 1997 and October 8, 1998. The selling security holders are offering 10% of their shareholdings in the Company pursuant to this Prospectus, except Frederick Rice, the President and Chairman of the Board of Directors of the Company, who is offering 5% of his shares in the Company. The following table lists the selling security holders who are Outstanding Shareholders and the number of Outstanding Shares offered by them for sale.

                                                            NUMBER OF
NAME OF OUTSTANDING SHAREHOLDER(2)                      OUTSTANDING SHARES
------------------------------------------------------  ------------------
Fredrick Rice(1)......................................         250,000
Millard & Yvonne Fry..................................             250
Bernice Harray........................................           2,800
George F. Carlsten....................................           1,150
Woodrow Cunningham....................................             375
Francois Jamati.......................................             850
Vance H. Watland Trust................................             250
Virgil C. Buhrman.....................................             250
Edward Greist & Margaret Layton.......................             500
Carl H. Karduck.......................................             500
Delores Henne.........................................           3,350
John & Henrietta Marino...............................           1,000
Bette Carmer & George Bailey..........................             250
Thomas G. Nolta.......................................           6,250
Naomi F. Smith........................................             225
Joseph Kadlec, Sr.....................................             872
Jack E. Allen.........................................             225
Albin J. Konchar......................................             400
Laurence B. Falk......................................              62
Joseph Brown, Jr......................................             250
Howell L. Tarver......................................           1,000
Leonard Eisner........................................             250
Douglas Ariyoshi Family Trust.........................             250
John D. Rice..........................................           1,500
David Gharaman........................................             650
Peter & Jeanne McCauley...............................             400
Joseph & Mary Spisich.................................             300
Roger McClure.........................................             150
W. Andrew Stone.......................................             225
James L. Lafferty.....................................           1,000
Muriel Brobst.........................................           1,000
Paul & Sharon Montagne................................              62
Walter Wulff..........................................           1,000
Oran Bly..............................................             125
Margaret G. Terrill...................................             100
Kenneth W. Terrill....................................             100
Kenneth Hare..........................................              62

                                                            NUMBER OF
NAME OF OUTSTANDING SHAREHOLDER(2)                      OUTSTANDING SHARES
------------------------------------------------------  ------------------
Stan Norman...........................................             250
Mary E. Peters........................................             500
Robert C. Gregg.......................................             500
Robert W. Hitt........................................             350
Terry D. Lee..........................................             125
Nicholas F. Shehadi...................................             900
Judith Lampert........................................             500
Edward & Joan Rodberg.................................             850
Lisa Rodberg..........................................             250
Althea Jacobs.........................................             100
Bradley H. & Donn Greene..............................             100
Yakov & Lillian Sapozhnikov...........................             500
George Walcott........................................             125
Louis & Peggy Youlos..................................             500
Joyce Johnson.........................................             100
Muriel Shandler.......................................             100
Laura Berg............................................             300
Lillian Dickmon.......................................             625
Terry Harper..........................................             500
William Kugler........................................             500
Laroma Management.....................................             200
Alfred & Andrea Medina................................             250
Alan & Dale Rodberg...................................             150
Estelle Tenenbaum.....................................             300
Lois Welsh............................................             800
Wanda Wirick..........................................           3,000
Rick & Renita Dechellis...............................             200
Ann McCauley..........................................              50
Maureen McCauley......................................              50
Edward J. Snider......................................           5,250
Pearl N. Eyre.........................................             450
Lonnie Gene Prewitt...................................           1,250
Elaine Halko..........................................             750
Richard Labahn........................................           1,000
Patricia L. Gapik.....................................             150
Erwin Heiser..........................................           1,500
William W. Straub, III................................             500
Allen L. & Virginia Redfield..........................             600
Theodore Nalepa.......................................           1,150
George & Paula Rountree...............................             100
Victor Suits..........................................             125
Debra A. Boone........................................             100
William & Marge Crombie...............................             200
John Sherman..........................................             500
Charles Stewart.......................................             150
Dennis Bassett........................................           2,500
Virgil Ice............................................             125
Terry Daus............................................             125
George M. Long........................................           1,300

                                                            NUMBER OF
NAME OF OUTSTANDING SHAREHOLDER(2)                      OUTSTANDING SHARES
------------------------------------------------------  ------------------
Tom Johnson...........................................             250
Edwin S. Johnston Co..................................          25,600
Jeffery & Barbara Phillips............................             440
Robert & Jaqueline Haynes.............................           1,150
Bruce Lairmore........................................             350
John M. Pata..........................................             100
Paula Grassel.........................................             100
Brian Hurd............................................              50
William Joseph Lucas..................................           1,500
George M. Toran, Jr...................................             750
Anton Grasl...........................................           1,000
Arthur Schoen.........................................             500
Corbin 22 Ltd.........................................             450
Candace Lee...........................................             500
Dede P. Wandel........................................             500
Dennis & Patricia Rozsa...............................             500
Dennis D. Silver......................................           1,500
Constante & Jane Tacata...............................             150
Jay George Stone......................................             250
Robert & Shirley Torrey...............................           2,000
Anthony & Karen Wolosowski............................             350
Frederick W. Brienen..................................             100
Craig Desalva.........................................             600
Keith & Eunice Ethell.................................             250
Cornett Ferrell.......................................             500
Kenneth Hitts.........................................             125
Gerald Kopstein.......................................             125
Cyd Lucas.............................................             500
John & Irene Meany....................................           2,500
Jane N. Park..........................................           1,000
John & Ivalee Patterson...............................             125
Dr. Marvin A. Piper...................................          37,500
Mary Poulos...........................................             750
Louis Rahhal..........................................             750
Charles Rice..........................................           3,500
Lou Rice..............................................           1,750
James Skeoch..........................................             200
William R. Jones......................................              75
John Oppelt...........................................              75
Karen Angone..........................................             500
Dan Prunk.............................................             400
Mark Shah.............................................             200
Joseph Quenneville....................................             250
Mitesh Parikh.........................................             500
Mary Hankins..........................................             500
Dr. Carl Todd Bridges.................................             500
George Bridges........................................             500
Dr. George I. "Trace" Bridges, III....................             500
Jack Bryan............................................           1,000

                                                            NUMBER OF
NAME OF OUTSTANDING SHAREHOLDER(2)                      OUTSTANDING SHARES
------------------------------------------------------  ------------------
Major Gregory Lang....................................             500
Matthias Dautremont...................................              50
Paresh Patel..........................................             300
Kalyan Majmundar......................................             100
Paul Pantera..........................................             150
American Mortgage Professionals, Inc..................             200
Mary Jane Von Bokel...................................             125
Robert & Victoria Brooks..............................             250

------------------------

(1) Fredrick Rice is the President and Chairman of the Board of Directors. Mr. Rice received 5,000,000 shares of Common Stock as founder's stock for an aggregate price of $500.00.

(2) These individuals, other than Mr. Rice, purchased these Outstanding Shares for $2.00 per share in a private placement of Common Stock made by the Company commencing on October 1, 1997 and terminating on October 8, 1998.

                              PLAN OF DISTRIBUTION

    The Shares are being offered by the Company on a best-efforts basis by its officers, directors and employees, and possibly through registered broker-dealers selected by the Company who are members of the National Association of Securities Dealers, Inc. or independent referral sources. As of the date of this Prospectus, the Company had not entered into selling agreements with any registered broker-dealers. No selling commissions will be paid to the officers, employees or directors of the Company for Shares or Outstanding Shares sold by or through them. The Company will pay selling commissions to participating broker-dealers equal to a percentage of the purchase price of the Shares and Outstanding Shares sold by them, to be determined by management in negotiations with such parties. The Company may also reimburse participating broker-dealer firms for due diligence costs on an accountable or non-accountable basis. The Company will indemnify participating broker-dealer firms, if any, with respect to the disclosures made in this Prospectus. The Shares and Outstanding Shares will be sold together as shares are sold in this offering, in proportion to the relative number of Shares and Outstanding Shares covered by this Prospectus, subject to mathematical rounding when necessary. Accordingly, when a lot of 100 shares is sold pursuant to this Prospectus, nine shares will be Outstanding Shares and 91 shares will be Shares issued by the Company. As among the Outstanding Shareholders, their shares will be sold on a pro rata basis in accordance with the relative number of Outstanding Shares offered by them pursuant to this Prospectus.

    Prior to this offering, there has been no public market for the Common Stock. The initial public offering price will be determined by the Company and may not be indicative of the market price of the Common Stock following this offering. Among the factors to be considered in such determination are prevailing market conditions, certain financial information of the Company, market valuations of other companies that the Company believes to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Richardson & Associates, Santa Monica, California. Mark J. Richardson, Esq. and Laura Murtagh, Esq, members of the law firm, are a director and corporate secretary of the Company, respectively, positions which they have held since September 30, 1998. Mr. Richardson and Ms. Murtagh have stock options in the Company. See "MANAGEMENT."

                                    EXPERTS

    The financial statements as of December 31, 1997 and for the twelve month period ending December 31, 1997 included in this Prospectus and Registration Statement have been so included in reliance on the report of Stonefield Josephson, independent certified accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements as of December 31, 1996 and for the period from inception on May 9, 1996 to December 31, 1996 included in this Prospectus and Registration Statement have been so included in reliance on the report of Caldwell, Becker, Dervin, Petrick & Co., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed a registration statement on Form S-1 (the "Registration Statement") with the Commission under the Securities Act in respect of the Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and Financial Statements and Notes thereto filed as a part thereof. Statements herein concerning the contents of any contract or other document filed with the Commission as an exhibit to the Registration Statement are not necessarily complete and are qualified in all respects by such reference. Copies of the Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission upon payment of certain fees prescribed by the Commission.

    The Company intends to furnish its stockholders with annual reports containing audited financial statements certified by its independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
Report of Stonefield Josephson, Inc., Independent Auditors at December 31, 1997............................        F-1

Report of Independent Auditors at December 31, 1996........................................................        F-2

Balance Sheet at June 30, 1998 (unaudited), December 31, 1997 and December 31, 1996........................        F-3

Statement of Operations for the six months ended June 30, 1998 (unaudited) and June 30, 1997 (unaudited)
  and for the years ended December 31, 1997 and December 31, 1996 and for the period from May 9, 1996 (date
  of inception) to June 30, 1998...........................................................................        F-4

Statement of Shareholders' Deficit for the six months ended June 30, 1998 (unaudited) and June 30, 1997
  (unaudited) and for the years ended December 31, 1997 and December 31, 1996 and for the period from May
  9, 1996 (date of inception) to June 30, 1998.............................................................        F-5

Statements of Cash Flows for the six months ended June 30, 1998 (unaudited) and June 30, 1997 (unaudited)
  and for the years ended December 31, 1997 and December 31, 1996 and for the period from May 9, 1996 (date
  of inception) to June 30, 1998...........................................................................        F-7

Notes to Financial Statements..............................................................................       F-10

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Consumer Net Marketplace, Inc.
Simi Valley, California

    We have audited the accompanying balance sheet of Consumer Net Marketplace, Inc. as of December 31, 1997, and the related statements of operations, shareholders' deficit and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consumer Net Marketplace, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13, the Company has had significant losses in the past, and has been dependent on outside equity investors to finance its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are described in Note 13 to the financial statements. The financial statements do not included any adjustments that might result from the outcome of these uncertainties.

Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
August 25, 1998

                          INDEPENDENT AUDITORS' REPORT

August 22, 1997

To the Board of Directors and Stockholders

Consumer Net Marketplace

Simi Valley, California

    We have audited the accompanying balance sheet of Consumer Net Marketplace, (A California S Corporation), (a development stage company) as of December 31, 1996, and the related statements of (loss), stockholder(1)s (deficit), and cash flows for the period from inception (May 10, 1996) to December(7)31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of Consumer Net Marketplace as of December 31, 1996, and the results of its operations and its cash flows for the initial period then ended, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, there is doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ CALDWELL, BECKER, DERVIN, PETRICK & CO., L.L.P.
------------------------------------------------------------
CALDWELL, BECKER, DERVIN, PETRICK & CO., L.L.P.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                                      DECEMBER 31,   DECEMBER 31,
                                                                                          1997           1996
                                                                         JUNE 30,     -------------  ------------
                                                                           1998
                                                                       -------------
                                                                        (UNAUDITED)
                                                     ASSETS

CURRENT ASSETS:
  Cash...............................................................  $      21,800  $       6,546   $      701
  Accounts and advances receivable, net of allowance for doubtful
    accounts.........................................................          2,365          1,940        2,043
  Prepaid advertising................................................        573,600       --             --
  Loan receivable, shareholder.......................................            500            500          500
                                                                       -------------  -------------  ------------
    Total current assets.............................................        598,265          8,986        3,244
                                                                       -------------  -------------  ------------

PROPERTY AND EQUIPMENT, net..........................................        214,480         55,574       20,092

DEFERRED OFFERING COSTS..............................................         14,998         15,137       --

OTHER ASSETS.........................................................         29,227          2,276        2,459
                                                                       -------------  -------------  ------------
                                                                             258,705         72,987       22,551
                                                                       -------------  -------------  ------------
                                                                       $     856,970  $      81,973   $   25,795
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------

                                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Notes payable, related party.......................................  $     500,000  $     500,000   $   87,037
  Note payable, bank.................................................          8,510       --             --
  Accounts payable and accrued expenses..............................        159,900        124,377       40,757
  Accrued advertising expenses.......................................        573,600       --             --
                                                                       -------------  -------------  ------------
    Total current liabilities........................................      1,242,010        624,377      127,794
                                                                       -------------  -------------  ------------

CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS' DEFICIT:
  Common stock; Series 1, Class A, no par value, 20,000,000 shares
    authorized, 5,448,800 shares issued and outstanding..............        898,100        137,500          500
  Common stock; Series 1, Class B, convertible, par value $.001,
    1,000,000 shares authorized, 75,000 shares issued and
    outstanding......................................................        525,000        525,000       --
  Deficit accumulated during the development stage...................     (1,808,140)    (1,204,904)    (102,499)
                                                                       -------------  -------------  ------------
    Total shareholders' deficit......................................       (385,040)      (542,404)    (101,999)
                                                                       -------------  -------------  ------------
                                                                       $     856,970  $      81,973   $   25,795
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------

See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                            PERIOD FROM    PERIOD FROM
                                                                            MAY 9, 1996    MAY 9, 1996
                                              SIX MONTHS     YEAR ENDED    (INCEPTION) TO  (INCEPTION)
                                              ENDED JUNE    DECEMBER 31,    DECEMBER 31,   TO JUNE 30,
                                               30, 1997         1997            1996          1998*
                                              -----------  --------------  --------------  -----------
                                 SIX MONTHS
                                 ENDED JUNE   (UNAUDITED)
                                  30, 1998
                                 -----------
                                 (UNAUDITED)
Revenues.......................   $  11,713    $   6,916    $     30,697     $   20,828     $  63,238
Selling, general, and
  administrative expense.......     611,786       16,290         394,900        121,334     1,128,020
Loss on acquisition of
  partnership interest from
  related party................      --           --             733,562         --           733,562
Bad debt expense...............       2,057       --               3,840          1,193         7,090
                                 -----------  -----------  --------------  --------------  -----------
Net loss from operations.......    (602,130)      (9,374)     (1,101,605)      (101,699)   (1,805,434)
Interest expense...............        (306)      --             --              --              (306)
                                 -----------  -----------  --------------  --------------  -----------
Net loss before income taxes...    (602,436)      (9,374)     (1,101,605)      (101,699)   (1,805,740)
Provision for income taxes.....        (800)        (800)           (800)          (800)       (2,400)
                                 -----------  -----------  --------------  --------------  -----------
Net loss.......................   $(603,236)   $ (10,174)   $ (1,102,405)    $ (102,499)   ($1,808,140)
                                 -----------  -----------  --------------  --------------  -----------
                                 -----------  -----------  --------------  --------------  -----------
Net loss per common share basic
  and diluted..................   $    (.11)   $    (.00)   $       (.22)    $     (.02)    $    (.14)
                                 -----------  -----------  --------------  --------------  -----------
                                 -----------  -----------  --------------  --------------  -----------
Weighted average number of
  shares outstanding basic and
  diluted......................   5,273,290    5,003,619       5,037,857      5,000,000     5,273,290
                                 -----------  -----------  --------------  --------------  -----------
                                 -----------  -----------  --------------  --------------  -----------

* Audited from inception to December 31, 1997 and unaudited from January 1, 1998 to June 30, 1998.

See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                             SERIES 1, CLASS A COMMON   SERIES 1, CLASS B         DEFICIT
                                                      STOCK                COMMON STOCK      ACCUMULATED DURING     TOTAL
                                             ------------------------  --------------------   THE DEVELOPMENT    STOCKHOLDERS'
                                                SHARES       AMOUNT     SHARES     AMOUNT          STAGE           DEFICIT
                                             ------------  ----------  ---------  ---------  ------------------  ------------
Balance at inception
  May 9, 1996..............................    10,000,000  $    1,000     --      $  --        $     --           $    1,000
Cancellation of shares.....................    (5,000,000)       (500)    --         --              --                 (500)
Net loss for the year ended December 31,
  1996.....................................       --           --         --         --              (102,499)      (102,499)
                                             ------------  ----------  ---------  ---------  ------------------  ------------
Balance at December 31, 1996...............     5,000,000         500     --         --              (102,499)      (101,999)
Issuance of shares in connection with
  services provided to the Company.........                               75,000    150,000          --              150,000
Issuance of shares in connection with
  private placement........................        72,250     137,000     --         --              --              137,000
Issuance of Series 1, Class B Common Stock
  options for repurchase of partnership
  interest with related party..............       --           --         --        375,000          --              375,000
Net loss for the year ended December 31,
  1997.....................................       --           --         --         --            (1,102,405)    (1,102,405)
                                             ------------  ----------  ---------  ---------  ------------------  ------------
Balance at December 31, 1997...............     5,072,250     137,500     75,000    525,000        (1,204,904)      (542,404)
Issuance of shares in connection with
  private placement (unaudited)............       376,550     760,600     --         --              --              760,600
Net loss for the six months ended June 30,
  1998 (unaudited).........................       --           --         --         --              (603,236)      (603,236)
                                             ------------  ----------  ---------  ---------  ------------------  ------------
Balance at June 30, 1998 (unaudited).......     5,448,800  $  898,100     75,000  $ 525,000    $   (1,808,140)    $ (385,040)
                                             ------------  ----------  ---------  ---------  ------------------  ------------
                                             ------------  ----------  ---------  ---------  ------------------  ------------

See accompanying independent auditors' report and notes to financial statements.

                     (This page intentionally left blank.)

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                PERIOD FROM MAY  PERIOD FROM
                                                                                    9, 1996      MAY 9, 1996
                                     SIX MONTHS   SIX MONTHS     YEAR ENDED     (INCEPTION) TO   (INCEPTION)
                                     ENDED JUNE   ENDED JUNE    DECEMBER 31,     DECEMBER 31,    TO JUNE 30,
                                      30, 1998     30, 1997         1997             1996           1998*
                                     -----------  -----------  ---------------  ---------------  ------------
                                     (UNAUDITED)  (UNAUDITED)
CASH FLOWS PROVIDED BY (USED FOR)
  OPERATING ACTIVITIES:
  Net loss.........................   $(603,236)   $ (10,174)    $(1,102,405)      $(102,499)     $(1,808,140)
                                     -----------  -----------  ---------------  ---------------  ------------

ADJUSTMENTS TO RECONCILE NET LOSS
  TO NET CASH PROVIDED BY OPERATING
  ACTIVITIES:
  Depreciation and amortization....      20,838        3,997           6,441           3,029          30,308
  Non-reciprocal expenses paid by
    affiliate......................      --           --             --                  880             880
  Loss on acquisition of
    partnership interest from
    related party..................      --           --             733,562          --             733,562
  Issuance of common stock for
    services received..............      --           --             150,000          --             150,000

CHANGES IN ASSETS AND LIABILITIES:
  (INCREASE) DECREASE IN ASSETS:
  Accounts receivable..............      (2,484)       1,706          (3,735)         (3,236)         (9,455)
  Allowance for doubtful
    accounts.......................       2,057       (1,193)          3,838           1,193           7,088
  Other assets.....................     (27,043)      --             --               (2,520)        (29,563)
  Prepaid advertising costs........    (573,600)      --             --               --            (573,600)

INCREASE (DECREASE) IN LIABILITIES:
  Increase in accounts payable,
    accrued expenses and other
    liabilities....................      35,524        9,987          83,620          40,755         159,899
  Accrued advertising expenses.....     573,600       --             --               --             573,600
                                     -----------  -----------  ---------------  ---------------  ------------
    Total adjustments..............      28,892       14,497         973,726          40,101       1,042,719
                                     -----------  -----------  ---------------  ---------------  ------------
    Net cash provided by (used for)
      operating activities.........    (574,344)       4,323        (128,679)        (62,398)       (765,421)
                                     -----------  -----------  ---------------  ---------------  ------------

* Audited from inception to December 31, 1997 and unaudited from January 1, 1998 to June 30, 1998.

See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                PERIOD FROM MAY  PERIOD FROM
                                                                                    9, 1996      MAY 9, 1996
                                     SIX MONTHS   SIX MONTHS     YEAR ENDED     (INCEPTION) TO   (INCEPTION)
                                     ENDED JUNE   ENDED JUNE    DECEMBER 31,     DECEMBER 31,    TO JUNE 30,
                                      30, 1998     30, 1997         1997             1996           1998*
                                     -----------  -----------  ---------------  ---------------  ------------
                                     (UNAUDITED)  (UNAUDITED)
CASH FLOWS USED FOR INVESTING
  ACTIVITIES--
  purchase of property and
    equipment                          (179,652)      --             (41,740)        (18,878)       (240,270)
                                     -----------  -----------  ---------------  ---------------  ------------
CASH FLOWS PROVIDED BY (USED FOR)
  FINANCING ACTIVITIES:
  Proceeds from sale of common
    stock..........................     760,600       --             137,000          --             897,600
  Proceeds from issuance of note
    payable, related party.........      --           16,300          54,401          81,977         136,378
  Principal payment of notes
    payable, bank..................      (1,349)      --             --               --              (1,349)
  (Increase) decrease in deferred
    offering costs.................         139      (20,893)        (15,137)         --             (14,998)
  Note payable, bank...............       9,860       --             --               --               9,860
                                     -----------  -----------  ---------------  ---------------  ------------
    Net cash provided by (used for)
      financing activities.........     769,250       (4,593)        176,264          81,977       1,027,491
                                     -----------  -----------  ---------------  ---------------  ------------

NET INCREASE (DECREASE) IN CASH....      15,254         (270)          5,845             701          21,800
CASH, beginning of period..........       6,546          701             701          --              --
                                     -----------  -----------  ---------------  ---------------  ------------

CASH, end of period................   $  21,800    $     431     $     6,546       $     701      $   21,800
                                     -----------  -----------  ---------------  ---------------  ------------
                                     -----------  -----------  ---------------  ---------------  ------------
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
  Interest paid....................   $     306    $  --         $   --            $  --          $      306
                                     -----------  -----------  ---------------  ---------------  ------------
                                     -----------  -----------  ---------------  ---------------  ------------
  Income taxes paid................   $  --        $   1,600     $       800       $  --          $    2,400
                                     -----------  -----------  ---------------  ---------------  ------------
                                     -----------  -----------  ---------------  ---------------  ------------

* Audited from inception to December 31, 1997 and unaudited from January 1, 1998 to June 30, 1998.

See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

1. During 1997, the Company issued Series 1, Class B Common Stock for services rendered provided to the Company with stock valued at $150,000.

2. On December 31, 1997, the Company purchased certain rights and interest from Consumer Net Partners (CNP), a related party and issued notes and stock options for such rights and cash advances from CNP as mentioned in Note 4 as follows:

Promissory note issued...............................................   $ 500,000
Options for Series 1, Class B Common Stock issued and valued at......     375,000
Cash advances received from CNP during:
  1996...............................................................     (87,037)
  1997...............................................................     (54,401)
                                                                       -----------
Consideration for certain rights and interest from CNP which was
  written off in 1997................................................   $ 733,562
                                                                       -----------
                                                                       -----------

See accompanying independent auditors' report and notes to financial statements.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

(1) NATURE OF BUSINESS:

    Consumer Net Marketplace, Inc. (the "Company") is in the development stage of business as a full service Internet Service Provider ("ISP") and Internet Presence Provider ("IPP") on the World Wide Web (the "Web") which includes Web services, Web creating, virtual Web hosting, server co-location, technical support, training, and link-up services for individuals and businesses. The Company is focused on providing complete individual and business products and services over the Internet.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    CASH AND CASH EQUIVALENTS:

    For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

    PROPERTY AND EQUIPMENT:

    Property and equipment, recorded at cost, are depreciated or amortized using the straight-line and accelerated methods over the estimated useful lives of the assets, which is generally five to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated lives or the lease.

    INCOME TAXES:

    At inception (May 9, 1996), the Company elected to taxed under the provisions of subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal income taxes on its taxable income. Instead, the stockholders were liable for individual federal and California income taxes on their respective shares of the Company's taxable income. On September 1, 1997, the Company elected to revoke S corporation status and will be taxed as a C corporation.

    Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting basis and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    CONCENTRATION OF CREDIT RISK:

    Financial instruments that potentially subject the Company to concentrations of credit risk consists principally of cash investments. The Company's cash investment policies limit investments to short-term, low risk instruments.

    FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The Company's financial instruments principally consist of accounts receivable, accounts payable, line of credit, note payable to a bank, and notes payable to a related party as defined by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The carrying value of accounts receivable and accounts payable approximate of their fair value due to the short-term nature of these instruments. The carrying value of the line of credit and note payable to a bank

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) approximates its fair market value since these financial statements carry a floating interest rate. The fair market value of the note payable to a related party approximated its carrying value based on current market rates for such debt

    USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NET LOSS PER COMMON SHARE:

    The Company has adopted Statement of Financial Accounting Standard No. 128, Earnings per Share ("SFAS No. 128"), which is effective for annual and interim financial statements issued for periods ending after December 15, 1997. In accordance with SFAS No. 128, prior years per share amounts have been restated. SFAS No. 128 was issued to simplify the standards for calculating earnings per share ("EPS") previously in APB No. 15, Earnings Per Share. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. The new rules also require dual presentation of basic and diluted EPS on the face of the statement of operations.

    For the six months ended June 30, 1998 and 1997, and the years ended December 31, 1997 and for the period from May 9, 1996 (inception) to December 31, 1996, the per share data is based on the weighted average number of common and common equivalent shares outstanding, and are calculated in accordance with Staff Accounting Bulletin of the Securities and Exchange Commission (SAB) No. 98 whereby common stock, options or warrants to purchase common stock or other potentially dilutive instruments issued for nominal consideration must be reflected in basic and diluted per share calculations for all periods in a manner similar to a stock split, even if anti-dilutive. Accordingly, in computing basic earnings per share, nominal issuances of common stock are reflected in a manner similar to a stock split or dividend. In computing diluted earnings per share, nominal issuances of common stock and potential common stock are reflected in a manner similar to a stock split or dividend.

    INTERIM FINANCIAL STATEMENTS (UNAUDITED):

    The accompanying unaudited condensed financial statements for the interim periods ended June 30, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Regulation SX. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(3) PROPERTY AND EQUIPMENT:

    A summary of property and equipment, recorded at cost is as follows:

                                                                              DECEMBER 31,
                                                            (UNAUDITED)   --------------------
                                                           JUNE 30, 1998    1997       1996
                                                           -------------  ---------  ---------
Data communications equipment............................   $    28,986   $   6,371  $  --
Office and other equipment...............................       163,304      58,429     23,060
Leasehold improvements...................................        52,162      --         --
                                                           -------------  ---------  ---------
                                                                244,452      64,800     23,060
Less accumulated depreciation and amortization...........        29,972       9,226      2,968
                                                           -------------  ---------  ---------
                                                            $   214,480   $  55,574  $  20,092
                                                           -------------  ---------  ---------
                                                           -------------  ---------  ---------

    Depreciation and amortization expense charged to operations amounted to $20,838, $3,997, $6,441 and $3,029 for the six months ended June 30, 1998 and
1997 and the years ended December 31, 1997 and for the period from May 9, 1996 (inception) to December 31, 1996, respectively.

(4) RELATED PARTY TRANSACTIONS:

    Fredrick Rice, officer and major shareholder of the Company, and certain associates formed Consumer Net Partners, a California general partnership ("CNP") in 1996. CNP provided the start-up equity for the Internet shopping mall concept and previously held certain rights and interest in the electronic shopping mall business. Pursuant to CNP's Partnership Agreement, it retained a right to receive 75% of net income generated by the Company. From inception through December 31, 1997, the CNM shopping mall business had not generated any net income. Fredrick Rice also serves as the President and sole shareholder of Consumers On-Line Development, Inc., which services as the Managing Partner of CNP. Consumers On-Line Development, Inc. was primarily responsible to manage and oversee the development, creation, establishment and marketing of the CNM electronic shopping mall. Pursuant to a Management Agreement with CNP, Consumers On-Line Development, Inc. had a 25% net revenue interest in revenue received by CNP which is generated by the CNM electronic shopping mall business. No payments have been made to Consumers On-Line Development, Inc. pursuant to its Management Agreement.

    On December 31, 1997, the Company purchased all the rights and interest held by CNP in the CNM Internet shopping mall business, including all rights pursuant to the Management Agreement between CNP and Consumers On-Line Development, Inc. The Company issued to CNP a non-interest bearing note in the principal amount of $500,000, payable on demand from the proceeds of this offering, and an option to purchase 250,000 shares of the Company's Series 1, Class B common stock at an exercise price of $.50 per share, valued at an aggregate amount of $375,000 for a period of three years, in consideration for CNP's rights in the Company's business and for cash advances and property received from CNP to the Company amounted to $141,438 ($54,401 in 1997 and $87,037 in 1996).

    Pursuant to Accounting Principles Board opinion No. 17, the costs of developing, maintaining, or restoring intangible assets which are not specifically identifiable, have indeterminable lives, or are inherent in a continuing business and related to an enterprise as a whole, such as goodwill, should be deducted from

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(4) RELATED PARTY TRANSACTIONS: (CONTINUED) income when incurred. Since there was no specifically identifiable asset received from the partnership, a charge to 1997 operations of $733,562, net of payments from CNP, was recorded.

    The Company also leases property from one of the board of directors of the Company (see Note 7).

(5) LINES OF CREDIT:

    The Company has secured a revolving credit agreement with its bank under which the Company may borrow up to a maximum principal amount of $15,000 with interest at 18% per annum. The line of credit is secured by company assets as stated in the agreement. Payments of 3.5% of the outstanding balance plus accrued interest are due monthly. The outstanding principle balance under these lines of credit was $8,511 at June 30, 1998.

(6) NOTE PAYABLE, RELATED PARTY:

    Note payable issued in connection with the purchase of Consumer Net Partners' Rights in the Company's business as mentioned in Note 4 above. The note is non-interest bearing and is payable on demand.

(7) COMMITMENTS AND CONTINGENCIES:

                                     LEASES

    The Company leases its facilities under noncancellable operating leases expiring in various years through 2003. One of the facilities was leased from a related party at a monthly rate of $818. Rent expense for all periods were accounted for under the straight-line method.

    Total rent expense for the six months ended June 30, 1998 and 1997 and for the years ended December 31, 1997 and for the period from May 9, 1996 (inception) to December 31, 1996 for all operating leases amounted to $37,016, $2,235, $11,235 and $6,786, respectively.

    The minimum lease payments for the years ended December 31, are as follows:

Year ending December 31,
  1998............................................................................  $   46,237
  1999............................................................................     112,120
  2000............................................................................     108,030
  2001............................................................................     110,911
  2002............................................................................     112,351
  2003 and thereafter.............................................................      37,450
                                                                                    ----------
                                                                                    $  527,099
                                                                                    ----------

                             SIGNIFICANT AGREEMENT

    In April 1998, the Company entered into an agreement with Pacific Bell Internet to provide Internet access service to the Company at a monthly fee of $30,664 for a period of five years.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(7) COMMITMENTS AND CONTINGENCIES: (CONTINUED)
                              EMPLOYMENT AGREEMENT

    The Company has entered into an employment agreement with an officer of the Company requiring payment effective July 1997, of annual compensation of $180,000 plus future increases, if appropriate.

    The Company has also entered into various employment agreements with other executives of the Company requiring payment of annual compensation ranging from $24,000 to $60,000.

(8) PREPAID ADVERTISING COSTS:

    In June 1998, the Company entered into various contracts with two advertising companies to provide outdoor and in-home advertising for the Company from July 1998 to November 1998 for a total cost of $573,600. These advertising costs will be amortized over the periods in which advertising space is used.

    Subsequent to June 30, 1998, the Company entered into additional contracts and agreements with one of the advertising companies (see Note 12).

    Advertising expense for the six months ended June 30, 1998 and 1997 and for the year ended December 31, 1997 and for the period from May 9, 1996 (inception) to December 31, 1996 is $28,563, $531, $5,070 and $65,434, respectively.

(9) INCOME TAXES:

    The stockholders, upon incorporating the Company, elected to treat the Company as an S Corporation under the Internal Revenue Code. On September 1, 1997, this election was revoked by all stockholders of the Company. The Company is now subject to income taxes on income earned after August 31, 1997. At December 31, 1997, the Company had net operating loss carryforwards for federal income tax purposes totaling approximately $153,000, which begin to expire in 2017. Operating loss carryforwards for state income tax purposes totaling approximately $149,000, which will begin to expire in 2004. The Tax Reform Act of 1986 includes provisions which may limit the net operating loss carryforwards available for use in any give year if certain events occur, including significant changes in ownership. If the Company is successful in completing its proposed initial public offering, utilization of the Company's net operating loss carryforwards to offset future income may be limited.

    Deferred tax assets at December 31, 1997 include the following:

Net operating loss carryforwards..................................................  $   61,200
Valuation allowance...............................................................     (61,200)
                                                                                    ----------
                                                                                    $   --
                                                                                    ----------
                                                                                    ----------

    The Company recorded a full valuation allowance for net deferred tax assets as management does not believe it is more likely than not that the deferred tax asset will be realized.

(10) STOCK OPTION PLAN:

    The Company has established stock option plans for its Directors, employees and consultants (the "1997 Stock Option Plan").

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(10) STOCK OPTION PLAN: (CONTINUED)
    The 1997 Stock Option Plan allows for options (including Incentive Stock Options) to be granted to directors, employees and consultants at less that fair market value at date of grant. These options vest at 20% each year commencing at the date of grant and expire three years from the date of vesting. The total number of options available to grant under this plan is 2,000,000 shares of Series 1, Class A common stock and 100,000 shares of Series 1, Class B common stock. A summary of the Stock Option Plan-- Series 1, Class A Common Stock as of and for the six months ended June 30, 1998 and the year ended December 31, 1997 are as follows:

                                                                JUNE 30, 1998
                                                        -----------------------------
                                                                                            DECEMBER 31, 1997
                                                                 (UNAUDITED)           ----------------------------
                                                                    WEIGHTED AVERAGE              WEIGHTED AVERAGE
                                                          SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
                                                        ----------  -----------------  ---------  -----------------
Outstanding at beginning of year......................     582,500      $    2.00         --          $
  Granted.............................................     510,000           2.00        582,500           2.00
  Exercised...........................................      --
  Forfeited/Expired...................................    (240,000)                       --
                                                        ----------                     ---------
Outstanding at June 30, 1998 and December 31, 1997,
  respectively........................................     852,500                       582,500
                                                        ----------                     ---------
                                                        ----------                     ---------

    A summary of the Stock Option Plan-- Series 1, Class B Common Stock as of and for the six months ended June 30, 1998 and the year ended December 31, 1997 are as follows:

                                                                JUNE 30, 1998
                                                        -----------------------------
                                                                                            DECEMBER 31, 1997
                                                                 (UNAUDITED)           ----------------------------
                                                                    WEIGHTED AVERAGE              WEIGHTED AVERAGE
                                                          SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
                                                        ----------  -----------------  ---------  -----------------
Outstanding at beginning of year......................       5,000      $     .50         --
  Granted.............................................      --                             5,000      $     .50
  Exercised...........................................      --                            --
Forfeited/Expired.....................................      --                            --
                                                        ----------                     ---------
Outstanding at June 30, 1998 and December 31, 1997,
  respectively........................................       5,000                         5,000
                                                        ----------                     ---------
                                                        ----------                     ---------

    The Company has elected, as permitted by FASB Statement No. 123, "Accounting for Stock Based Compensation" ("FASB 123"), to account for its stock compensation arrangements under the provisions of Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Subsequent to June 30, 1998, the Company granted 835,000 shares of Series 1, Class A common stock options at $2.00 per share, exercisable at 20% each year commencing on the grant date. The additional stock options granted included 300,000 stock options granted to a person who is related to the Company's principal shareholder.

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(10) STOCK OPTION PLAN: (CONTINUED)

    Proforma information regarding net income and earnings per share as if the Company had accounted for its employee stock options under the fair value method of such pronouncement has not been presented as the amounts are not materially different.

(11) SERIES 1--CLASS B COMMON STOCK:

    In 1997, the Company and its Board of Directors agreed to authorize and provide for the issue of 1,000,000 shares of Series 1, Class B common stock. The shares are not entitled to receive dividends. Each Series 1, Class B share will automatically be converted into 1 share of Series 1, Class A common stock upon the closing of an initial public offering.

(12) SUBSEQUENT EVENTS:

COMMON STOCK

    Subsequent to June 30, 1998, the Company issued 207,250 shares of common stock at $2.00 per share in a private placement, raising total proceeds of $414,500.

                                     LEASES

    In July 1998, the Company entered into a capital lease agreement. The following is a schedule of future minimum lease payments for agreements entered into subsequent to June 30, 1998:

                                                                                     CAPITAL
                                                                                      LEASES
                                                                                    ----------
Year ending December 31,
  1998............................................................................  $   76,436
  1999............................................................................     152,872
  2000............................................................................     152,872
  2001............................................................................      76,436
                                                                                    ----------
                                                                                       458,617
Less amount representing interest.................................................     (84,700)
                                                                                    ----------
Present value of future lease payments............................................  $  373,917
                                                                                    ----------
                                                                                    ----------

                              PURCHASE COMMITMENT

    In August 1998, the Company entered into an agreement with a vendor to purchase computer network equipment at a cost of approximately $2.6 million. The agreement provides the Company to pay the vendor with a full cash payment upon the completion of the Company's initial public offering or enter into an equipment lease agreement for the entire amount by December 15, 1998.

ADVERTISING AGREEMENT

    In August 1998, the Company entered into a tentative agreement with an advertising company to provide additional outdoor advertising for the Company. The Company will issue 1,000,000 shares of

                         CONSUMER NET MARKETPLACE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(12) SUBSEQUENT EVENTS: (CONTINUED)
common stock Series 1, Class A at $2.00 per share in exchange for advertisement space at a discounted price. These outdoor advertising spaces would be preemptable. Shares to be issued to the advertising company are kept in an escrow account and released as advertising services are provided.

    Subsequent to June 30, 1998, the Company entered into additional contracts and agreements with the same advertising company for additional advertising space for a total fee of $365,370.

(13) GOING CONCERN:

    The Company's financial statements for the six months ended June 30, 1998 and 1997 and for the years ended December 31, 1997 and for the period from May 9, 1996 (inception) to December 31, 1996 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company expects to incur substantial expenditures to produce Internet services to the public. The Company's working capital plus limited revenue from its current operations will not provide sufficient funds for the Company's ongoing operations.

    Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans include the sale of additional equity securities. Towards this goal, management is in the process of preparing the initial public offering of the Company's common stock. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow.

(14) RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENT:

    The December 31, 1996 financial statements were restated to reclassify paid in capital of $87,037 to notes payable, related party due to items were inadvertently misclassified. This restatement did not affect net income (loss) for the same period ended December 31, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
The Company....................................           3
Risk Factors...................................           6
Use of Proceeds................................          18
Dividend Policy................................          18
Capitalization.................................          19
Dilution.......................................          20
Selected Financial Data........................          22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          23
Business.......................................          27
Legal Proceedings..............................          43
Management.....................................          44
Certain Transactions...........................          52
Principal Stockholders.........................          53
Description of Capital Stock...................          54
Shares Eligible for Future Sale................          56
Selling Security Holders.......................          57
Plan of Distribution...........................          60
Legal Matters..................................          60
Experts........................................          61
Additional Information.........................          61
Financial Statements...........................         F-1

                            ------------------------

    UNTIL , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                4,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                             ---------------------

                             PRELIMINARY PROSPECTUS

                             ---------------------

                                OCTOBER 8, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses, other than underwriting discounts and commissions, to be borne by the Company in connection with the issuance and distribution of the Common Stock being registered:

ITEM                                                                                 AMOUNT
--------------------------------------------------------------------------------  ------------
Securities and Exchange Commission registration fee.............................  $  16,520.00
NASD filing fee.................................................................       *
Nasdaq Small Cap Market listing fee.............................................       *
Blue Sky fees and expenses......................................................       *
Printing and engraving expenses.................................................       *
Legal fees and expenses.........................................................       *
Accounting fees and expenses....................................................       *
Transfer Agent and Registrar fee................................................       *
Miscellaneous...................................................................       *
                                                                                  ------------
  Total.........................................................................  $    *
                                                                                  ------------
                                                                                  ------------

*   To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Amended and Restated Articles of Incorporation provide that directors of the Company will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty of care or other duties as directors to the extent provided by California law. The Company's Bylaws and Indemnification Agreements with each director provide that the Company will indemnify (i) directors who succeed in the defense of any proceeding to which the director was a party; or (ii) directors who are made a party to a proceeding because of their service for or on behalf of the Company if the directors acted in good faith in or not against the Company's best interest or if the directors had no reasonable cause to believe their conduct was unlawful. Indemnification is not available to directors who are adjudged liable to the Company, who receive improper benefits, who make unlawful distributions, or who appropriate a business opportunity of the Company. The Company's Board of Directors has the discretion to apply these provisions to officers, employees and agents of the Company.

    In appropriate circumstances, the Company will advance or reimburse reasonable expenses if authorized by the Board of Directors, legal counsel, or the stockholders.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Since its inception in May 1996, the Registrant has issued unregistered securities in the following transactions:

SHARES OF COMMON STOCK

    1. On May 9, 1996, the Company issued 5,000,000 shares of Series 1 Class A Common Stock to Mr. Fredrick Rice as founder's stock for an aggregate price of $500.00.

    2. On August 20, 1997, the Company issued 75,000 shares of Series 1 Class B Common Stock to a prior unaffiliated consultant, for services rendered.

    3. From October 1, 1997 until October 8, 1998, the Company sold 1,534,250 shares of Series 1 Class A Common Stock to investors in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, at a purchase price of $2.00 per share.

OPTIONS TO PURCHASE COMMON STOCK

    4. From June 20, 1997 to August 31, 1998, the Company granted a total of 127,500 stock options to purchase 127,500 shares of its Series 1 Class A Common Stock for a purchase price of $2.00 per share. These options were not issued pursuant to the Company's 1997 Stock Option Plan.

    5. On December 15, 1997, the Company granted options to purchase 200,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 per share to Ms. Vickie C. McLoughlin in consideration for Ms. McLoughlin's development efforts and employment with the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan. Upon termination by Ms. McLoughlin of her employment on June 26, 1998, 60,000 of these options had vested and the balance expired. The vested options expire on September 26, 1998 in accordance with their terms unless they are exercised before that date.

    6. On December 15, 1997, the Company granted options to purchase 200,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Randy D. Greene in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    7. On December 15, 1997, the Company granted options to purchase 20,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Ms. Olivia Sayler in consideration for her continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    8. On December 31, 1997, the Company granted options to purchase 250,000 shares of Series 1 Class B Common Stock at an exercise price of $0.50 per share to Consumer Net Partners in exchange for all rights and interest held by Consumer Net Partners in the CNM Internet shopping mall business. These options were not issued pursuant to the Company's 1997 Stock Option Plan.

    9. On March 25, 1998, the Company granted options to purchase 200,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Donald Lee Carver in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    10. On March 16, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Christopher L. Young in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    11. On March 16, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Jon
P. DeOng in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    12. On March 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Christopher Fogel in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    13. On May 1, 1998, the Company granted options to purchase 10,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Ms. Olivia Sayler in consideration for her continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    14. On July 1, 1998, the Company granted options to purchase 20,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Rick Knittle in consideration for his continuing efforts as a key consultant to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    15. On July 1, 1998, the Company granted options to purchase 300,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Charles Rice in consideration for his service as a director of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    16. On August 4, 1998, the Company granted options to purchase 400,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Kenneth K. Lattin in consideration for his service as a director of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    17. On August 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Dr. Douglas Benson in consideration for his service as a director of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    18. On August 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Christopher L. Young in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    19. On August 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Jon
P. DeOng in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    20. On August 31, 1998, the Company granted options to purchase 100,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Christopher Fogel in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    21. On August 31, 1998, the Company granted options to purchase 10,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Judd L. Bourgeois in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    22. On August 31, 1998, the Company granted options to purchase 5,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. William J. Lawrence in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    23. On August 31, 1998, the Company granted options to purchase 20,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Eric Hankins in consideration for his continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    24. On August 31, 1998, the Company granted options to purchase 5,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Ms. Denise J. Garcia in consideration for her continuing efforts to develop the Company and its business. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    25. On September 30, 1998, the Company granted options to purchase 50,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. Mark J. Richardson in consideration for his service as a director of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    26. On September 30, 1998, the Company granted options to purchase 25,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Ms. Laura D. Murtagh in consideration for her service as the Corporate Secretary of the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    27. On October 7, 1998, the Company granted options to purchase 5,000 shares of Series 1 Class A Common Stock at an exercise price of $2.00 to Mr. William Wu in consideration for his consulting services to the Company. These options were granted pursuant to the Company's 1997 Stock Option Plan.

    All issuances of securities described above were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. All of the securities were acquired by the investors for investment and with no view toward the resale or distribution thereof. In each instance, the investor was either an employee of the Company or a sophisticated investor, the offers and sales were made without any public solicitation and the stock certificates bear restrictive legends. No underwriter was involved in the transactions and no commissions were paid.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       3.1   The Amended and Restated Articles of Incorporation of Consumer Net Marketplace, Inc.
       3.2   The Bylaws, as amended, of Consumer Net Marketplace, Inc.
       3.3   Amendment to Amended and Restricted Articles of Incorporation of Consumer Net Marketplace, Inc.
       4.1   See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of Common Stock.
       4.2   Specimen Stock Certificate.
       4.3   Stock Option Plan for Directors, Employees and Key Consultants of Consumer Net Marketplace, Inc.
       4.4   Form of Stock Option Agreement for the Plan.
       4.5   Form of Stock Option Agreement for Series 1 Class B Common Stock Not Subject to the Stock Option Plan.
       4.6   Amendment to Stock Option Plan for Directors, Employees, and Key Consultants of Consumer Net
               Marketplace, Inc.*
       5.1   Form of Legal Opinion and Consent of Mark J. Richardson, Esq.
      10.1   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated June 5, 1998.
      10.2   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated July 10, 1998.
      10.3   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated June 4, 1998.
      10.4   Consulting Agreement by and between Comat Systems Solutions Private Limited, India and Consumer Net
               Marketplace, Inc.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.5   Lease Agreement by and between Ascend Credit Corporation and Consumer Net Marketplace, Inc. dated July
               1, 1998.
      10.6   Purchase Order for additional equipment from Ascend Communications, Inc. dated August 12, 1998.
      10.7   Sales Agreement by and between Pacific Bell Internet Services and Consumer Net Marketplace, Inc. dated
               March 4, 1998.
      10.8   ISP Customer Agreement by and between Covad Communications Company and Consumer Net Marketplace, Inc.
      10.9   Forms of CNM Network-TM- Reseller Terms and Conditions.
      10.10  Lease Agreement by and between Levitt, Levitt & Lijgash and Consumer Net Marketplace, Inc. dated April
               8, 1998.
      10.11  Lease Agreement by and between Edwin S. Johnston Company and Fred Rice doing business under the name
               Consumer Net Marketplace, Inc. dated May 28, 1998.
      10.12  Facility Agreements for Equipment Placement by Consumer Net Marketplace, Inc.
      10.13  Agreement by and between Advo Direct Marketing and Consumer Net Marketplace, Inc.
      10.14  License Agreement by and Between Netscape, Inc. and Consumer Net Marketplace, Inc.
      10.15  License Agreement by and between Qualcomm, Inc. and Consumer Net Marketplace, Inc.
      10.16  Promissory Note, dated December 31, 1997, payable by Consumer Net Marketplace, Inc. to Consumer Net
               Partners.
      10.17  Assignment, dated December 31, 1997, by and between Consumer Net Marketplace, Inc. and Consumer Net
               Partners.
      10.18  Subscription Agreement by and between the Company and Eller Media Company, dated October 7, 1998.*
      10.19  Agreement with Starnet, Inc., dated October 6, 1998.*
      10.20  Service Agreement by and between the Company, Consumer Net Partners, and Consumers On-Line Development,
               Inc., dated May 10, 1996.
      23.1   Consent of Stonefield Josephson, independent public accountants.
      23.2   Consent of Caldwell, Becker, Dervin, Petrick & Co., independent certified public accountants.
      27     Financial Data Schedule

------------------------

*   To be filed by amendment. + Confidential treatment requested.

(b) Financial Statement Schedules:

    All of the financial statement schedules for which provision is made in the applicable accounting regulations of the Commission are either not required under the related instructions or are inapplicable and have therefore been omitted, except for the Financial Data Schedule referenced above as Exhibit 27 and filed herewith; provided, however, that Exhibit 27 shall not be deemed filed for purposes of Section 11 of the Securities Act, Section 18 of the Exchange Act and Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of this Registration Statement.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons to the Company, the Company has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valley, State of California, on the 8th day of October, 1998.

                                CONSUMER NET MARKETPLACE, INC.--REGISTRANT

                                By:  /s/ FREDRICK J. RICE
                                     -------------------------------
                                     Fredrick J. Rice
                                     PRESIDENT AND CHAIRMAN
                                     OF THE BOARD OF DIRECTORS

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Richardson, Esq. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of each of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 8th day of October, 1998, by the following persons in the capacities indicated.

          SIGNATURES                      TITLE
------------------------------  --------------------------

     /s/ FREDRICK J. RICE       President, Chairman of the
------------------------------    Board of Directors,
       Fredrick J. Rice           Chief Executive Officer

    /s/ KENNETH K. LATTIN
------------------------------  Director
      Kenneth K. Lattin

       /s/ CHARLES RICE
------------------------------  Director
         Charles Rice

    /s/ DR. DOUGLAS BENSON
------------------------------  Director
      Dr. Douglas Benson

    /s/ MARK J. RICHARDSON
------------------------------  Director
      Mark J. Richardson

                                INDEX TO EXHIBIT

    (a) Exhibits:

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       3.1   The Amended and Restated Articles of Incorporation of Consumer Net Marketplace, Inc.
       3.2   The Bylaws, as amended, of Consumer Net Marketplace, Inc.
       3.3   Amendment to Amended and Restricted Articles of Incorporation of Consumer Net Marketplace, Inc.
       4.1   See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of Common Stock.
       4.2   Specimen Stock Certificate.
       4.3   Stock Option Plan for Directors, Employees and Key Consultants of Consumer Net Marketplace, Inc.
       4.4   Form of Stock Option Agreement for the Plan.
       4.5   Form of Stock Option Agreement for Series 1 Class B Common Stock Not Subject to the Stock Option Plan.
       4.6   Amendment to Stock Option Plan for Directors, Employees, and Key Consultants of Consumer Net
               Marketplace, Inc.*
       5.1   Form of Legal Opinion and Consent of Mark J. Richardson, Esq.
      10.1   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated June 5, 1998.
      10.2   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated July 10, 1998.
      10.3   Agreement by and between Eller Media Company and Consumer Net Marketplace, Inc. dated June 4, 1998.
      10.4   Consulting Agreement by and between Comat Systems Solutions Private Limited, India and Consumer Net
               Marketplace, Inc.
      10.5   Lease Agreement by and between Ascend Credit Corporation and Consumer Net Marketplace, Inc. dated July
               1, 1998.
      10.6   Purchase Order for additional equipment from Ascend Communications, Inc. dated August 12, 1998.
      10.7   Sales Agreement by and between Pacific Bell Internet Services and Consumer Net Marketplace, Inc. dated
               March 4, 1998.
      10.8   ISP Customer Agreement by and between Covad Communications Company and Consumer Net Marketplace, Inc.
      10.9   Forms of CNM Network-TM- Reseller Terms and Conditions.
      10.10  Lease Agreement by and between Levitt, Levitt & Lijgash and Consumer Net Marketplace, Inc. dated April
               8, 1998.
      10.11  Lease Agreement by and between Edwin S. Johnston Company and Fred Rice doing business under the name
               Consumer Net Marketplace, Inc. dated May 28, 1998.
      10.12  Facility Agreements for Equipment Placement by Consumer Net Marketplace, Inc.
      10.13  Agreement by and between Advo Direct Marketing and Consumer Net Marketplace, Inc.
      10.14  License Agreement by and Between Netscape, Inc. and Consumer Net Marketplace, Inc.
      10.15  License Agreement by and between Qualcomm, Inc. and Consumer Net Marketplace, Inc.
      10.16  Promissory Note, dated December 31, 1997, payable by Consumer Net Marketplace, Inc. to Consumer Net
               Partners.
      10.17  Assignment, dated December 31, 1997, by and between Consumer Net Marketplace, Inc. and Consumer Net
               Partners.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.18  Subscription Agreement by and between the Company and Eller Media Company, dated October 7, 1998.*
      10.19  Agreement with Starnet, Inc., dated October 6, 1998.*
      10.20  Service Agreement by and between the Company, Consumer Net Partners, and Consumers On-Line Development,
               Inc., dated May 10, 1996.
      23.1   Consent of Stonefield Josephson, independent public accountants.
      23.2   Consent of Caldwell, Becker, Dervin, Petrick & Co., independent certified public accountants.
      27     Financial Data Schedule

------------------------

*   To be filed by amendment. + Confidential treatment requested.

(b) Financial Statement Schedules:

    All of the financial statement schedules for which provision is made in the applicable accounting regulations of the Commission are either not required under the related instructions or are inapplicable and have therefore been omitted, except for the Financial Data Schedule referenced above as Exhibit 27 and filed herewith; provided, however, that Exhibit 27 shall not be deemed filed for purposes of Section 11 of the Securities Act, Section 18 of the Exchange Act and Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of this Registration Statement.